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Exhibit 10.5

FIRST AMENDMENT TO CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of January 21, 2004 (the "First Amendment Effective Date"), is by and among SI INTERNATIONAL, INC., a Delaware corporation, (the "Parent Borrower"), those Domestic Subsidiaries of the Parent Borrower identified as a "Subsidiary Borrower" on the signature pages hereto and such other Domestic Subsidiaries of the Borrowers as may from time to time become a party hereto (individually a "Subsidiary Borrower" and collectively the "Subsidiary Borrowers"; the Subsidiary Borrowers together with the Parent Borrower, each individually, a "Borrower" and collectively the "Borrowers"), the Lenders party thereto and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

W I T N E S S E T H

        WHEREAS, credit facilities in an original principal amount of $35,000,000 have been extended to the Borrowers pursuant to the terms of that certain Credit Agreement dated as of November 15, 2002 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement") among the Borrowers, the several banks and other financial institutions as may from time to time become parties to thereto (individually a "Lender" and collectively the "Lenders") and the Administrative Agent;

        WHEREAS, the Borrowers have requested (i) an increase in an amount of $15,000,000 to their current revolving credit facility and (ii) a term loan in an amount of $30,000,000 (the "Term Loan");

        WHEREAS, the Parent Borrower intends to acquire MATCOM International Corp., a Delaware corporation and Materials, Communication and Computers, Inc., a North Carolina corporation as of the date hereof (the "Acquisition");

        WHEREAS, the Borrowers have requested certain amendments to the Credit Agreement as more fully set forth herein; and

        WHEREAS, certain existing Lenders and/or certain New Lenders (as defined below) have agreed to provide the Commitments with respect to the increase in the revolving credit facility and the Term Loan and the requisite Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

        NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Defined Terms.    Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement as amended hereby.

        2.    Amendments.

        The Lenders hereby agree that from and after the date hereof, (i) the Credit Agreement is amended to read in the form of the credit agreement attached hereto as Exhibit A to this Amendment, (ii) Schedule 2.1(a) of the Credit Agreement is amended in its entirety to read in the form of such Schedule 2.1(a) attached hereto as Exhibit B to this Amendment, (iii) a new Schedule 2.1A is added to the Credit Agreement in the form of such Schedule 2.1A attached hereto as Exhibit C to this Amendment, (iv) Schedule 2.1(b)(i) of the Credit Agreement is amended in its entirety to read in the form of such Schedule 2.1(b)(i) attached hereto as Exhibit D to this Amendment, (v) Schedule 2.1(e) of the Credit Agreement is amended in its entirety to read in the form of such Schedule 2.1(e) attached hereto as Exhibit E to this Amendment, (vi) Schedule 2.10 of the Credit Agreement is amended in its entirety to read in the form of such Schedule 2.10 attached hereto as Exhibit F to this Amendment, (vii) Schedule 4.1-4 of the Credit Agreement is amended in its entirety to read in the form of such Schedule 4.1-4 attached hereto as Exhibit G to this Amendment, (viii) Schedule 5.2(h) of the Credit Agreement is amended in its entirety to read in the form of such Schedule 5.2(h) attached hereto as Exhibit H to this Amendment and (ix) Schedule 9.2 of the Credit Agreement is amended in its entirety to read in the form of such Schedule 9.2 attached hereto as Exhibit I to this Amendment.

        3.    New Lenders.

        From and after the date hereof, by execution of this Amendment, each Person identified on the signature pages hereto as a new lender (a "New Lender") hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such New Lender will be deemed to be a party to the Credit Agreement as amended hereby and a "Lender" for all purposes of the Credit Documents from and after the date of this Amendment, and shall have all of the obligations of a Lender thereunder as if it had executed the Credit Agreement as amended hereby as of the date hereof. The Borrowers and the Administrative Agent acknowledge, agree and confirm that by its execution of this Amendment, such New Lender shall have all of the rights and obligations of a Lender under the Credit Agreement as if it had executed the Credit Agreement as amended hereby as of the date hereof. Such New Lender hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Lenders contained in the Credit Agreement as amended hereby.

        4.    Closing Conditions.

        This Amendment shall be effective as of the date first above written upon satisfaction of the following conditions:

          (a)    Amendment.    Receipt by the Administrative Agent of a copy of this Amendment duly executed by each of the Borrowers, the requisite Lenders required pursuant to Section 9.1 of the Credit Agreement and the New Lenders.

          (b)    Legal Opinion.    Receipt by the Administrative Agent of a legal opinion from Shaw Pittman LLP, legal counsel to the Borrower, in form and substance reasonably acceptable to the Administrative Agent, which shall include, without limitation, an opinion as to compliance, on the First Amendment Effective Date, by the Borrowers, MATCOM International Corp. and their Subsidiaries with all corporate instruments and no conflicts with specified material agreements.

          (c)    Corporate Documents.    The Administrative Agent shall have received the following:

            (i)    Articles of Incorporation/Charter Documents.    Copies of the articles of incorporation or other charter documents, as applicable, of each Borrower; provided that copies of such charter documents, certified to be true and complete as of a recent date by the appropriate Governmental Authority of such Borrower's state of its incorporation, shall be required if such Borrower's charter documents have been amended or modified subsequent to November 15, 2002.

            (ii)    Resolutions.    Copies of resolutions of the board of directors of each Borrower approving and adopting the Amendment, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Borrower (pursuant to a secretary's certificate in substantially the form of Schedule 4.1-1 to the Credit Agreement) as of the date hereof to be true and correct and in force and effect as of such date.

            (iii)    Bylaws/Operating Agreement.    A copy of the bylaws or comparable operating agreement of each Borrower certified by a secretary or assistant secretary of such Borrower (pursuant to a secretary's certificate in substantially the form of Schedule 4.1-1 to the Credit Agreement) as of the date hereof to be true and correct and in force and effect as of such date.

            (iv)    Good Standing.    Certificates of good standing, existence or its equivalent with respect to each Borrower certified as of a recent date by the appropriate Governmental

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    Authorities of the state of incorporation or organization and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of the Borrowers and their Subsidiaries.

            (v)    Incumbency.    An incumbency certificate of each Borrower certified by a secretary or assistant secretary (pursuant to a secretary's certificate in substantially the form of Schedule 4.1-1 to the credit agreement) to be true and correct as of the date hereof.

          (d)    Execution of Notes.    (i) Each New Lender shall have received a term note (the "Term Note") representing such New Lender's commitment of the Term Loan and (ii) each existing Lender whose Revolving Committed Amount is being increased and each New Lender shall have received a promissory note representing such existing Lender's or New Lender's aggregate Revolving Committed Amount, and each such promissory note shall have been duly executed on behalf of each of the Borrowers and dated as of the date hereof.

          (e)    Officer's Certificate.    The Administrative Agent shall have received from the Parent Borrower a certificate executed by a Responsible Officer to the effect that as of the date hereof all representations and warranties made by the Borrowers in this Amendment and each other Credit Document are true and correct (except for those representations and warranties that expressly relate to an earlier date in which case such representations and warranties shall have been true and correct as of such date) and after giving effect to the transactions contemplated by this Amendment (including the Acquisition), the Parent Borrower and its Subsidiaries are in compliance with each of the financial covenants set forth in Section 5.9 of the Credit Agreement (as amended by this Amendment) on a pro forma basis.

          (f)    No Default.    Upon giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing.

          (g)    Litigation.    There shall not exist any material pending, or threatened in writing, action, suit, investigation, bankruptcy or insolvency, injunction order, claim or proceeding with respect to any Borrower, the Acquired Business or any of their respective Subsidiaries.

          (h)    No Material Change.    Since December 31, 2002, there shall have been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

          (i)    Consents.    The Administrative Agent shall have received evidence that all governmental, shareholder, board of director and third party consents and approvals necessary in connection with this Amendment and other transactions contemplated hereby (including the Acquisition; collectively, the "Transactions") have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse condition on such transactions or that could seek or threaten any of such transactions.

          (j)    Capital Structure.    The Administrative Agent shall be reasonably satisfied with the corporate and capital structure and management of the Borrowers and their Subsidiaries after giving effect to the Transactions, with all legal, tax, accounting, business and other matters relating to the Transactions or to the Borrowers, the Acquired Business and their Subsidiaries after giving effect thereto, and with the aggregate amount of fees and expenses payable in connection with the consummation of the Transactions.

          (k)    Fees and Expenses.    The Parent Borrower shall have paid in full (i) all fees and expenses set forth in that certain Fee Letter, dated as of December 11, 2003 due as of the date hereof, (ii) each Lender (other than New Lenders) approving the Amendment shall have received an amendment fee in an amount to be agreed upon and (iii) all reasonable fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this

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  Amendment (and any other outstanding fees and expenses of the Administrative Agent), including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.

          (l)    Insurance.    The Administrative Agent shall have received evidence of the insurance coverage of the Borrowers (including the Acquired Business), which insurance coverage shall include liability, casualty, business interruption and error and omission (covering existing and future litigation) coverage in amounts and on terms satisfactory to the Administrative Agent, and the Administrative Agent shall have been named an additional insured and loss payee, as its interest may appear, with respect to such liability and casualty coverage.

          (m)    Earnout Obligations.    The Administrative Agent shall have received executed documentation with respect to the earnout obligations (the "Earnout Obligations") incurred by the Parent Borrower in connection with the Acquisition, which Earnout Obligations shall be (a) in an aggregate principal amount no greater than $7,900,000 and (b) on terms and conditions (including, without limitation, the subordination terms) reasonably satisfactory to the Lenders.

          (n)    Indebtedness.    All of the existing Indebtedness of the Borrowers, the Acquired Business and their Subsidiaries (other than certain permitted Indebtedness) shall be repaid in full and all liens relating thereto extinguished on or prior to the First Amendment Effective Date.

          (o)    Due Diligence.    The Administrative Agent and the Arranger shall have completed, in form and scope satisfactory thereto, their legal and environmental due diligence on the Borrowers, the Acquired Business and their Subsidiaries.

          (p)    Financial Statements.    All financial statements (including, without limitation, (i) the final audited financials of the Borrowers' and the Acquired Business's historical results for their respective fiscal years ended 2000, 2001 and 2002, (ii) the final unaudited financials of the Acquired Business for the six-month period ended September 30, 2003, (iii) unaudited financials of the Borrowers through November 30, 2003 and (iv) a pro forma balance sheet for the month ending immediately prior to the First Amendment Effective Date (to be performed by a nationally recognized accounting firm) shall have been delivered and be in form and substance reasonably satisfactory to the Arranger and Administrative Agent) and projections through December 31, 2007 requested by the Administrative Agent shall have been delivered and be in form and substance reasonably satisfactory thereto.

          (q)    Acquisition Documents.    All documentation related to the Acquisition (including without limitation the acquisition documents, the purchase agreements and all schedules thereto, employment agreements, subordination agreements and any other material agreements) shall be satisfactory to the Administrative Agent in its reasonable discretion; and the Acquisition shall have been consummated in accordance with the terms of the definitive documentation therefor, without any material amendment or waiver thereof except as approved by the Administrative Agent.

          (r)    Personal Property Filings.    All filings, recordations and other actions necessary or in the Administrative Agent's opinion desirable to perfect the Administrative Agent's liens and security interests in the collateral securing the Borrower' Obligations shall have been made or taken, or arrangements satisfactory to the Administrative Agent for the completion thereof shall have been made; and the Administrative Agent shall have received the results of lien searches with respect to the Borrowers, the Acquired Business and their subsidiaries in jurisdictions selected by it and shall be satisfied with the results thereof.

          (s)    Solvency Certificate.    The Administrative Agent shall have received a certificate from the Parent Borrower reasonably satisfactory thereto that each of the Borrowers is solvent.

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          (t)    Minimum Consolidated EBITDA.    Consolidated EBITDA for the twelve month period ending September 30, 2003 on a pro forma basis after giving effect to the Acquisition shall be no less than $21,900,000.

          (u)    Maximum Acquisition Consideration.    Receipt by the Administrative Agent of evidence that the total consideration (including, without limitation, assumed liabilities for funded debt, earnout payments and any other deferred payment) for the Acquired Business shall be less than or equal to $73,700,000.

          (v)    Joinder Documentation.    Each of MATCOM International Corp. and Materials, Communication and Computers, Inc. (or their respective successors) shall have delivered to the Administrative Agent an executed Joinder Agreement (in the form of Schedule 5.10 to the Credit Agreement) and the other documentation required pursuant to the terms of Section 5.10 of the Credit Agreement.

        5.    Reaffirmation of Representations and Warranties.    The Borrowers hereby affirm that (a) the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct as of the date hereof (except for those representations and warranties that expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such date), (b) no Default or Event of Default exists on and as of the date hereof and after giving effect to this Amendment, (c) the execution and delivery by each of the Borrowers of this Amendment and the performance by each of the Borrowers of its agreements and obligations under this Amendment and the Credit Agreement (i) are within the corporate authority of each of the Borrowers, (ii) have been duly authorized by all necessary corporate proceedings of each of the Borrowers, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to any Borrower, and (iv) do not conflict with the terms of any provision of the corporate charter or by-laws of any Borrower, or any material agreement or other material instrument binding upon, any Borrower, (d) this Amendment and the other Credit Documents constitute the legal, valid and binding obligations of the Borrowers party hereto and thereto, enforceable against them in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability, and (e) the articles of incorporation or other charter document and the bylaws of each of Borrowers have not been amended or modified since the Closing Date.

        6.    Reaffirmation of Obligations/Liens.    Each Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Borrower's obligations under the Credit Agreement or the other Credit Documents. Each Borrower affirms the Liens and security interests created and granted by it in the Credit Documents (including, but not limited to, the Pledge Agreement, the Security Agreement and the Mortgage Instruments) and agrees that this Amendment shall in no manner adversely affect or impair such Liens and security interests. Each of the Borrowers acknowledges and agrees that as of the date hereof it has no claims, counterclaims, offsets or defenses to the Credit Documents and the performance of such Borrower's obligations thereunder or if such Borrower did have any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the requisite Lenders' execution and delivery of this Amendment. Each Borrower hereby releases the Administrative Agent and the Lenders (including the New Lenders), and their respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in

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equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

        7.    Credit Document; No Other Changes.    This Amendment shall constitute a Credit Document. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

        8.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and together shall constitute the same agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

        9.    Governing Law, Etc.    This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina without giving effect to any such law that would require the application of the law of a jurisdiction other than the State of North Carolina to this Agreement and the Notes. The consent to jurisdiction, service of process, arbitration and waiver of jury trial provisions set forth in Sections 9.14, 9.15 and 9.18 of the Credit Agreement are hereby incorporated by references, mutatis mutandis.

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        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

PARENT BORROWER:	SI INTERNATIONAL, INC., a Delaware corporation
By:
Name:
Title:
SUBSIDIARY BORROWERS:	SI INTERNATIONAL TELECOM CORPORATION, a Delaware corporation
By:
Name:
Title:
SI INTERNATIONAL APPLICATION DEVELOPMENT, INC., a Maryland corporation
By:
Name:
Title:
SI INTERNATIONAL ENGINEERING, INC., a Colorado corporation
By:
Name:
Title:
SI INTERNATIONAL CONSULTING, INC., a Delaware corporation
By:
Name:
Title:
SI INTERNATIONAL LEARNING, INC., a Maryland corporation
By:
Name:
Title:
ADMINISTRATIVE AGENT AND LENDERS:
WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender
By:
Name:
Title:

EXHIBIT A

AMENDED CREDIT AGREEMENT

$80,000,000

CREDIT AGREEMENT

among

SI INTERNATIONAL, INC.,

as Parent Borrower,

THE DOMESTIC SUBSIDIARIES OF THE PARENT BORROWER
FROM TIME TO TIME PARTIES HERETO,
as Subsidiary Borrowers,

THE LENDERS PARTIES HERETO,

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

and

BRANCH BANKING AND TRUST CO. OF VIRGINIA

and

SUNTRUST BANK, a Georgia banking corporation,
as Co-Documentation Agents

Dated as of November 15, 2002

WACHOVIA CAPITAL MARKETS, LLC,
as Lead Arranger and Sole Book Runner

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Schedules
Schedule 1.1-1	Account Designation Letter
Schedule 1.1-2	Permitted Liens
Schedule 1.1-3	[Reserved]
Schedule 1.1-4	Existing Letters of Credit
Schedule 2.1(a)	Schedule of Lenders and Commitments
Schedule 2.1(b)(i)	Form of Notice of Borrowing
Schedule 2.1(e)	Form of Revolving Note
Schedule 2.1(A)	Form of Term Note
Schedule 2.3(d)	Form of Swingline Note
Schedule 2.10	Form of Notice of Conversion/Continuation
Schedule 2.18	Section 2.18 Certificate
Schedule 3.9	ERISA
Schedule 3.10	Environmental Matters
Schedule 3.12	Subsidiaries
Schedule 3.16	Intellectual Property
Schedule 3.19(a)	Location of Real Property
Schedule 3.19(b)	Location of Collateral
Schedule 3.19(c)	Chief Executive Offices
Schedule 3.22	Labor Matters
Schedule 3.26	Certain Changes or Events
Schedule 3.27	Material Contracts
Schedule 3.28	Parent Borrower's Board of Directors and Equity Capitalization
Schedule 4.1-1	Form of Secretary's Certificate
Schedule 4.1-2	Mortgaged Properties
Schedule 4.1-3	Form of Solvency Certificate
Schedule 4.1-4	Financial Covenant Calculations
Schedule 5.2(h)	Form of Borrowing Base Certificate
Schedule 5.5(b)	Insurance
Schedule 5.10	Form of Joinder Agreement
Schedule 5.14	Deposit and Securities Accounts
Schedule 6.1(b)	Indebtedness
Schedule 9.2	Schedule of Lenders' Lending Offices
Schedule 9.6(c)	Form of Commitment Transfer Supplement

        CREDIT AGREEMENT, dated as of November 15, 2002, as amended by that certain First Amendment to Credit Agreement dated as of January 21, 2004, among SI INTERNATIONAL, INC., a Delaware corporation, (the "Parent Borrower"), those Domestic Subsidiaries of the Parent Borrower identified as a "Subsidiary Borrower" on the signature pages hereto and such other Domestic Subsidiaries of the Borrowers as may from time to time become a party hereto (individually a "Subsidiary Borrower" and collectively the "Subsidiary Borrowers" and together with the Parent Borrower, each individually, a "Borrower" and collectively the "Borrowers"), the several banks and other financial institutions as may from time to time become parties to this Agreement (individually a "Lender" and collectively the "Lenders") and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

W I T N E S S E T H:

        WHEREAS, the Borrowers have requested that the Lenders make loans and other financial accommodations to the Borrowers in the amount of up to $80,000,000, as more particularly described herein; and

        WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Borrowers on the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1    Defined Terms.

        As used in this Agreement, terms defined in the first paragraph to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

        "2.18 Certificate" shall have the meaning set forth in Section 2.18.

        "ABR Default Rate" shall mean, as of any date of determination, the Alternate Base Rate plus the Applicable Percentage for Alternate Base Rate Loans in effect on such date plus 2%.

        "Account Designation Letter" shall mean the Notice of Account Designation Letter dated the Closing Date from the Parent Borrower to the Administrative Agent substantially in the form attached hereto as Schedule 1.1-1.

        "Additional Borrower" shall mean each Person that becomes a Subsidiary Borrower by execution of a Joinder Agreement in accordance with Section 5.10.

        "Administrative Agent" or "Agent" shall have the meaning set forth in the first paragraph of this Agreement and any successors in such capacity.

        "Affiliate" shall mean as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall be deemed an Affiliate of any Borrower solely by reason of the relationship created by the Credit Documents.

        "Agreement" or "Credit Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

        "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus

1/2 of 1%. For purposes hereof: "Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced from time to time by Wachovia at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the definition thereof, the Alternate Base Rate shall be determined based on the Prime Rate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

        "Alternate Base Rate Loans" shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

        "Applicable Percentage" shall mean, for any day, the rate per annum set forth below opposite the applicable Level then in effect, it being understood that the Applicable Percentage for (i) Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin" and (ii) LIBOR Rate Loans and the Letter of Credit Fee shall be the percentage set forth under the column "LIBOR Rate Margin/Letter of Credit Fee":

Level	Leverage Ratio	Alternate Base Rate Margin	LIBOR Rate Margin/ Letter of Credit Fee
I	>2.5 to 1.0	2.50%	3.50%
II	>2.0 to 1.0 but <2.5 to 1.0	2.25%	3.25%
III	>1.5 to 1.0 but <2.0 to 1.0	2.00%	3.00%
IV	<1.5 to 1.0	1.75%	2.75%

        The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Parent Borrower the quarterly financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a) and (b) and 5.2(b) (each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next Interest Determination Date. The initial Applicable Percentages shall be based on Level II for the first full fiscal quarter following the First Amendment Effective Date. If the Parent Borrower shall fail to provide the financial information and certifications in accordance with the provisions of Sections 5.1(a) and (b) and 5.2(b), the Applicable Percentage shall, on the date five (5) Business Days after the date by which the Parent Borrower was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Leverage Ratio.

        "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

        "Arranger" shall mean Wachovia Capital Markets, LLC, in its capacity as lead arranger and sole book runner.

        "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Borrower or any Subsidiary whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include any disposition pursuant to Section 6.4(a)(i), (ii), (iv) or (vi) hereof, or any Equity Issuance.

        "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

        "Borrower" or "Borrowers" shall have the meanings set forth in the first paragraph of this Agreement. For the avoidance of doubt, "Borrower" or "Borrowers" shall not include Frontenac VII Ltd. Partnership.

        "Borrowers' Obligations" shall mean, without duplication, (i) all of the obligations, indebtedness and liabilities of the Borrowers to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Agreement, the Notes or any of the other Credit Documents including principal, interest, fees, reimbursements and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Borrower, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from any Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement permitted by Section 6.1(e).

        "Borrowing Base" shall mean an amount equal to the sum of (i) 90% of Eligible Billed Government Accounts Receivable which are outstanding less than 120 days from the date of the original invoice plus (ii) 85% of Eligible Billed Commercial Accounts Receivable which are outstanding less than 90 days from the date of the original invoice plus (iii) the sum of (a) 50% of Eligible Unbilled Government Accounts Receivable and (b) 50% of Eligible Unbilled Commercial Accounts Receivable.

        "Borrowing Base Certificate" shall mean a certificate from the Borrowers duly executed by the chief financial officer, vice president finance or controller of the Parent Borrower substantially in the form of Schedule 5.2(h).

        "Borrowing Date" shall mean, in respect of any Loan, the date such Loan is made.

        "Business" shall have the meaning set forth in Section 3.10(b).

        "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

        "Capital Lease" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

        "Capital Lease Obligations" shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

        "Capital Stock" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, and (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's.

        "Change of Control" shall mean the occurrence of any of the following events: (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than Existing Significant Shareholders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 40% of then outstanding Voting Stock of the Parent Borrower, measured by voting power rather than the number of shares; or (b) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Parent Borrower then in office.

        "Closing Date" shall mean the date of this Agreement.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Collateral" shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents.

        "Commitment" shall mean the Revolving Commitment, the LOC Commitment, the Swingline Commitment and the Term Loan Commitment, individually or collectively, as appropriate.

        "Commitment Fee" shall have the meaning set forth in Section 2.5(a).

        "Commitment Fee Percentage" shall mean, for each fiscal quarter, the percentage set forth below opposite the applicable Leverage Ratio for such fiscal quarter:

Level	Leverage Ratio	Commitment Fee Percentage
I	>2.5 to 1.0	0.50%
II	>2.0 to 1.0 but <2.5 to 1.0	0.50%
III	>1.5 to 1.0 but <2.0 to 1.0	0.375%
IV	<1.5 to 1.0	0.375%

        The Commitment Fee Percentage shall be determined and adjusted quarterly on each Interest Determination Date. Such Commitment Fee Percentage shall be effective from such Interest

Determination Date until the next Interest Determination Date. The initial Commitment Fee Percentage shall be based on Level II for the first full fiscal quarter following the First Amendment Effective Date. If the Parent Borrower shall fail to provide the financial information and certifications in accordance with the provisions of Sections 5.1(a) and (b) and 5.2(b), the Commitment Fee Percentage shall, on the date five (5) Business Days after the date by which the Parent Borrower was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Leverage Ratio.

        "Commitment Percentage" shall mean the Revolving Commitment Percentage, the LOC Commitment Percentage and/or the Term Loan Commitment Percentage, as appropriate.

        "Commitment Period" shall mean the period from, the Closing Date to but not including the Maturity Date.

        "Commitment Transfer Supplement" shall mean a Commitment Transfer Supplement, substantially in the form of Schedule 9.6(c).

        "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which is treated as a single employer under Section 414 of the Code.

        "Consolidated Capital Expenditures" shall mean, for any period without duplication, all capital expenditures of the Parent Borrower and its Subsidiaries on a consolidated basis for such period, including without limitation Capital Lease Obligations, as determined in accordance with GAAP. The term "Consolidated Capital Expenditures" shall not include (a) capital expenditures assumed in connection with Permitted Acquisitions or (b) capital expenditures in respect of the reinvestment of proceeds derived from Recovery Events received by the Parent Borrower and its Subsidiaries to the extent that such reinvestment is permitted under the Credit Documents.

        "Consolidated EBITDA" shall mean, for any period, without duplication, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation, amortization expense and other non-cash charges (except to the extent such non-cash charges are reserves for future cash charges), plus (iii) Permitted Acquisition EBITDA for such period, minus (iv) non-cash charges for such period to the extent such non-cash charges increased Consolidated Net Income, all as determined in accordance with GAAP.

        "Consolidated Gross Revenues" shall mean total gross revenues of the Parent Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

        "Consolidated Interest Expense" shall mean, for any period without duplication, all interest expense of the Parent Borrower and its Subsidiaries on a consolidated basis (including, without limitation, the interest component under Capital Leases, but excluding any amortization of fees paid to the Lenders in connection with this Agreement), as determined in accordance with GAAP. For purposes hereof other than the determination of Consolidated EBITDA, Consolidated Interest Expense for the first three fiscal quarters to occur after the First Amendment Effective Date shall be determined by annualizing Consolidated Interest Expense such that for the first fiscal quarter to occur after the First Amendment Effective Date such interest expense would be multiplied by four (4), the first two fiscal quarters would be multiplied by two (2) and the first three fiscal quarters would be multiplied by one and one-third (1 1/3); provided that Consolidated Interest Expense for the first fiscal quarter after the First Amendment Effective Date shall be equal to the actual interest expense of the Parent Borrower and its Subsidiaries from the First Amendment Effective Date to the end of such fiscal quarter.

        "Consolidated Net Income" shall mean, for any period without duplication, net income (excluding extraordinary items) after taxes for such period of the Parent Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

        "Consolidated Net Worth" shall mean, on any date of determination, with respect to the Parent Borrower and its Subsidiaries on a consolidated basis, all shareholder equity, as determined in accordance with GAAP.

        "Consolidated Working Capital" shall mean, at any time, the excess of (i) current assets (excluding cash and Cash Equivalents) of the Parent Borrower and its Subsidiaries on a consolidated basis at such time less (ii) current liabilities (but excluding the current portion of any long-term Indebtedness) of the Parent Borrower and its Subsidiaries on a consolidated basis at such time, all as determined in accordance with GAAP.

        "Continuing Directors" shall mean during any period of 24 consecutive months commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent Borrower (together with any new director whose election by the Parent Borrower's board of directors or whose nomination for election by the Parent Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved).

        "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

        "Copyright Licenses" shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right under any Copyright, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement.

        "Copyrights" shall mean all copyrights (other than copyrights of de minimus value) of the Parent Borrower and its Subsidiaries in all works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3.16 and all renewals thereof.

        "Credit Documents" shall mean this Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit and any other LOC Documents, any Commitment Transfer Supplement, the Security Documents and all other agreements, documents, certificates and instruments delivered to the Administrative Agent or any Lender by any Borrower in connection herewith or therewith.

        "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by any Borrower or any of its Subsidiaries (excluding, for purposes hereof, any Indebtedness of any Borrower or any of its Subsidiaries permitted to be incurred pursuant to Section 6.1 hereof).

        "Default" shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

        "Defaulting Lender" shall mean, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the term of this Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Administrative Agent or any Lender when due an amount owed by such Lender pursuant to the terms of this Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

        "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

        "Domestic Lending Office" shall mean, initially, the office of each Lender designated as such Lender's Domestic Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Parent Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

        "Domestic Subsidiary" shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

        "EBITDA" shall mean, with respect to any Person for any period of determination, without duplication, the sum of (i) net income of such Person for such period, plus (ii) an amount which, in the determination of net income of such Person for such period, has been deducted for (A) interest expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation, amortization expense and other non-cash charges (except to the extent such non-cash charges are reserves for future cash charges), all as determined in accordance with GAAP.

        "Eligible Billed Commercial Accounts Receivable" shall mean all accounts receivable of the Borrowers which (a) represent amounts due and owing for products actually delivered or services actually rendered by or on behalf of a Borrower to or for the benefit of an account debtor (other than a Governmental Authority which is not a local government or a department, agency or instrumentality thereof), (b) have been properly billed, (c) arise in the ordinary course of a Borrower's business, (d) are due, owing and not subject to any defense, set-off or counterclaim and (e) are not otherwise Ineligible Receivables.

        "Eligible Billed Government Accounts Receivable" shall mean all accounts receivable of the Borrowers arising from Government Contracts which (a) represent amounts due and owing for products actually delivered or services actually rendered by or on behalf of a Borrower pursuant to a Government Contract and the payment of such amounts requires no additional performance by any Person and is not subject to any condition of payment by any Governmental Authority; i.e., all necessary written consents and approvals of Governmental Authorities have been obtained, whether in connection with a required contract modification or otherwise, (b) have been properly billed, (c) arise in the ordinary course of a Borrower's business, (d) are due, owing and not subject to any defense, set-off or counterclaim and (e) are not otherwise Ineligible Receivables.

        "Eligible Unbilled Commercial Accounts Receivable" shall mean all accounts receivable of the Borrowers which (a) would constitute Eligible Billed Commercial Accounts Receivable, except such accounts receivable have not been billed, (b) are eligible to be billed to the applicable account debtor in accordance with the corresponding contract within thirty (30) days of the "as of" date of the applicable Borrowing Base Certificate (with no additional performance required by any person, and no condition to payment by such account debtor, other than receipt of an appropriate invoice), (c) are not (i) cost or profit retentions, (ii) progress payments, except progress payments which require no additional performance by any Person and no condition to payment by the applicable account debtor or (iii) "milestone" contract payments, except to the extent the particular "milestone" has been achieved (with no additional performance required by any Person and no condition to payment by the applicable account debtor), (d) may, in accordance with GAAP, be included as current assets of the Borrowers, even though such amounts have not been billed to the applicable account debtor and (e) are not Ineligible Receivables.

        "Eligible Unbilled Government Accounts Receivable" shall mean all accounts receivable of the Borrowers arising from work actually performed by the Borrowers pursuant to Government Contracts which (a) would constitute Eligible Billed Government Accounts Receivable, except such accounts receivable have not been billed, (b) are eligible to be billed to Governmental Authorities in accordance with the Government Contracts within thirty (30) days of the "as of" date of the applicable Borrowing Base Certificate (with no additional performance required by any Person, and no condition to payment by the Governmental Authorities, other than receipt of an appropriate invoice), (c) are not (i) cost or profit retentions, (ii) variances from approved reimbursement rates relating to Government Contracts, (iii) progress payments, except progress payments which require no additional performance by any Person and no condition to payment by the applicable account debtor or (iv) "milestone" contract payments, except to the extent the particular "milestone" has been achieved (with no additional performance required by any Person, and no condition to payment by any Government Authority; i.e., all necessary written consents and approvals of Governmental Authorities have been obtained, whether in connection with a required contract modification or otherwise), (d) may, in accordance with GAAP, be included as current assets of the Borrowers, even though such amounts have not been billed to Governmental Authorities and (e) are not Ineligible Receivables.

        "Environmental Laws" shall mean any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

        "Equity Issuance" shall mean any issuance by any Borrower or any Subsidiary to any Person which is not a Borrower of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include (i) an equity issuance by the Parent Borrower consisting of an underwritten public offering of the common Capital Stock of the Parent Borrower pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Exchange Act, (ii) any shares of its Capital Stock issued in connection with the exercise of stock options held by current or former directors, officers or employees of the Borrowers, (iii) any Asset Disposition, (iv) any shares of its Capital Stock issued in connection with Permitted Acquisitions, (v) any Debt Issuance or (vi) warrants issued to Shufro Family Holdings, LLC or Banc of America Commercial Finance Corporation.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "Eurodollar Reserve Percentage" shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

        "Event of Default" shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

        "Excess Cash Flow" shall mean with respect to the fiscal year ending December 31, 2005 and each fiscal year ending thereafter for the Parent Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBITDA for such period, minus (b) Consolidated Capital Expenditures actually made by any Borrower for such period to the extent not financed with the proceeds of Indebtedness, minus (c) Scheduled Funded Debt Payments made during such period and any voluntary prepayments of the Term Loan pursuant to Section 2.7(a), minus (d) Consolidated Interest Expense actually paid in cash by a Borrower for such period, minus (e) amounts actually paid in cash in respect of federal, state, local and foreign income taxes with respect to such period, minus (f) increases (or plus decreases) in Consolidated Working Capital for such period from the same period in the prior fiscal year, minus (g) amounts actually paid in cash by a Borrower with respect to Permitted Acquisitions for such period.

        "Existing Letters of Credit" shall mean the letters of credit described by date of issuance, amount, purpose and the date of expiry on Schedule 1.1-4 hereto.

        "Existing Significant Shareholders" shall mean members of SI International LLC (including Frontenac VII Ltd. Partnership) and members of management of the Parent Borrower on the Closing Date that are stockholders of the Parent Borrower immediately after the consummation of the IPO.

        "Extension of Credit" shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

        "Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

        "Fee Letter" shall mean the letter agreement dated December 11, 2003 addressed to the Parent Borrower from the Administrative Agent and Wachovia Capital Markets, LLC, as amended, modified or otherwise supplemented.

        "First Amendment Effective Date" shall mean January 21, 2004.

        "Fixed Charge Coverage Ratio" shall mean, with respect to the Parent Borrower and its Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Parent Borrower, the ratio of (i) Consolidated EBITDA for such period minus Consolidated Capital Expenditures for such period to (ii) the sum of Consolidated Interest Expense paid or payable in cash for such period plus Scheduled Funded Debt Payments for such period plus cash taxes paid during such period.

        "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

        "Funded Debt" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the principal portion of all obligations of such Person under Capital Leases, (f) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (i) obligations of such Person under non-compete agreements, (j) all obligations of such Person under Hedging Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (k) all Indebtedness of others of the type described in clauses (a) through (j) hereof secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that the amount of such Indebtedness shall be deemed equal to the lesser of (i) the aggregate amount of such Indebtedness and (ii) the fair market value of the property of such Person that secures such Indebtedness, (l) all Guaranty Obligations of such Person with respect to Indebtedness of another Person of the type described in clauses (a) through (j) hereof, and (m) all Indebtedness of the type described in clauses (a) through (j) hereof of any partnership or unincorporated joint venture (to the extent such Person is liable therefor) in which such Person is a general partner or a joint venturer; provided, however, that Funded Debt shall not include Indebtedness among the Borrowers to the extent such Indebtedness would be eliminated on a consolidated basis.

        "GAAP" shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 5.9 to the provisions of Section 1.3.

        "Government Acts" shall have the meaning set forth in Section 2.19.

        "Government Contract" shall mean any contract entered into between any Borrower or any of its Subsidiaries and the government of the United States of America, or any department, agency, public corporation, or other instrumentality or agent thereof or any state government or any department, agency or instrumentality or agent thereof.

        "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

        "Hedging Agreements" shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

        "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that the amount of such Indebtedness shall be deemed equal to the lesser of (i) the aggregate amount of such Indebtedness and (ii) the fair market value of the property of such Person that secures such Indebtedness, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all Capital Lease Obligations of such Person, (i) all obligations of such Person under Hedging Agreements, excluding any portion thereof which would be accounted for as interest expense under GAAP, (j) the maximum amount of all letters of credit issued or bankers' acceptances created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (m) the Indebtedness of any partnership or unincorporated joint venture (to the extent such Person is liable therefor) in which such Person is a general partner or a joint venturer and (n) obligations of such Person under non-compete agreements.

        "Ineligible Receivable" shall mean any account receivable of the Borrowers which is (a) evidenced by a promissory note or similar instrument, (b) owed or payable by an account debtor pursuant to a commercial contract, if payment of twenty-five percent (25%) or more of the aggregate balance due from such account debtor is outstanding for more than ninety-one (91) days from the date of the original invoice, (c) owed or payable by a Governmental Authority or other account debtor pursuant to a Government Contract, if the payment of fifty percent (50%) or more of the aggregate balance due from such Governmental Authority or other account debtor is outstanding for more than one hundred twenty-one (121) days from the date of the original invoice, unless otherwise deemed eligible by the Administrative Agent in its sole discretion, (d) owing from any Person that is the subject of any (i) suit, lien, levy or judgment which could reasonably be expected to affect the collectibility of such account(s), or (ii) bankruptcy, insolvency or a similar process or proceeding, (e) owing from foreign account debtors, unless otherwise deemed eligible by the Administrative Agent in its sole discretion, (f) unbilled as a result of rate variances, retainage provisions, "milestone" requirements or any other reason, except for timing differences expressly permitted under the definition of Eligible Unbilled Government Accounts Receivable or the definition of Eligible Unbilled Commercial Accounts Receivable, as applicable, (g) billed accounts receivable arising from any Government Contract that are subject to additional performance by any Person, or any condition of payment by any Governmental Authority; i.e., all necessary written consents and approvals of Governmental Authorities have not been obtained, whether in connection with a required contract modification or otherwise, (h) an account receivable arising from contracts that are subject to surety, performance or other similar bonds, (i) subordinate or junior in right or priority of payment to any other obligation or claim, (j) subject to a Lien other than a Lien in favor of the Administrative Agent for the ratable benefit of the Lenders; provided that the amount of any account receivable that would be deemed an Ineligible Receivable pursuant to this clause (j) shall be limited to the amount of such account receivable that is subject to such Lien, (k) owed or payable by a Borrower or any of its Subsidiaries or Affiliates or (l) otherwise reasonably deemed ineligible by the Administrative Agent or the Required Lenders in the exercise of commercially reasonable judgment; provided that the Administrative Agent or the Required Lenders, as applicable, must give the Parent Borrower not less than five (5) Business Days' prior notice of any decision to treat an account receivable as an Ineligible Receivable pursuant to this clause (j).

        "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

        "Insolvent" shall mean being in a condition of Insolvency.

        "Intellectual Property" shall mean all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses

        "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan, the last Business Day of each March, June, September and December and on the Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period.

        "Interest Period" shall mean, with respect to any LIBOR Rate Loan,

          (i)    initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Parent Borrower in the notice of borrowing or notice of conversion given with respect thereto; and

          (ii)    thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

          provided that the foregoing provisions are subject to the following:

            (A)    if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (B)    any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

            (C)    if the Parent Borrower shall fail to give notice as provided above, the Parent Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

            (D)    no Interest Period in respect of any Loan shall extend beyond the Maturity Date;

            (E)    with regard to the Term Loan, no Interest Period shall extend beyond any principal amortization payment date unless the portion of the Term Loan consisting of Alternate Base Rate Loans together with the portion of the Term Loan consisting of LIBOR Rate Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and

            (F)    no more than eight (8) LIBOR Rate Loans may be in effect at any time; provided that no more than 5 LIBOR Rate Loans that are Revolving Loans may be in effect at any time and no more than 3 LIBOR Rate Loans that are Term Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

        "Investment" shall mean all investments, in cash or by delivery of property, made directly or indirectly in or to any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

        "IPO" shall mean an equity issuance on or before the Closing Date by the Parent Borrower consisting of an underwritten primary public offering of the common Capital Stock of the Parent Borrower (i) pursuant to the Transaction Documents (including without limitation an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act) and (ii) resulting in net cash proceeds to the Parent Borrower of at least $40,000,000; and shall include the exercise thereafter of any over-allotment option that exists based on over-subscriptions as of the Closing Date.

        "Issuing Lender" shall mean Wachovia.

        "Issuing Lender Fees" shall have the meaning set forth in Section 2.5(c).

        "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Schedule 5.10, executed and delivered by an Additional Borrower in accordance with the provisions of Section 5.10.

        "Lender" shall have the meaning set forth in the first paragraph of this Agreement.

        "Letter of Credit Fee" shall have the meaning set forth in Section 2.5(b).

        "Letters of Credit" shall mean (a) any letter of credit issued by the Issuing Lender pursuant to the terms hereof and (b) any Existing Letter of Credit, in each case as such letter of credit may be amended, modified, extended, renewed or replaced from time to time.

        "Leverage Ratio" shall mean, with respect to the Parent Borrower and its Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Parent Borrower, the ratio of (a) Funded Debt of the Parent Borrower and its Subsidiaries on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

        "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

        "LIBOR Lending Office" shall mean, initially, the office of each Lender designated as such Lender's LIBOR Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Parent Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

        "LIBOR Rate" shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR 1.00 — Eurodollar Reserve Percentage

        "LIBOR Rate Loan" shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

        "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

        "Loan" shall mean a Revolving Loan, the Term Loan and/or a Swingline Loan as appropriate.

        "LOC Commitment" shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

        "LOC Commitment Percentage" shall mean, for each Lender, the percentage identified as its LOC Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

        "LOC Committed Amount" shall have the meaning set forth in Section 2.2(a).

        "LOC Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

        "LOC Obligations" shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

        "Mandatory LOC Borrowing" shall have the meaning set forth in Section 2.2(d).

        "Mandatory Swingline Borrowing" shall have the meaning set forth in Section 2.3(b)(ii).

        "MATCOM Acquisition" shall mean the acquisition of all of the capital stock of MATCOM International Corp. by the Parent Borrower pursuant to the MATCOM Acquisition Documents.

        "MATCOM Acquisition Documents" shall mean the Agreement and Plan of Merger among SI International, Inc., Link Acquisition Corporation, MATCOM International Corp. and the shareholders of MATCOM International Corp. dated as December 17, 2003.

        "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property or financial condition of the Parent Borrower and its Subsidiaries taken as a whole, (b) the ability of any Borrower to perform its obligations, when such obligations are required to be performed, under this Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder or the perfection or priority of any Lien in favor of the Administrative Agent.

        "Material Contract" shall mean (a) any material partnership or joint venture agreement to which any Borrower or any of its Subsidiaries is a party (other than normal subcontracts in the ordinary course of business), (b) any Material Government Contract, (c) any contract, agreement, permit or license, written or oral, of any Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $5,000,000 per annum and (d) any other contract, agreement, permit or license, written or oral, of any Borrower or any of its Subsidiaries as to which the breach, nonperformance, cancellation or failure to renew (to the extent renewable by its terms) by any party thereto could reasonably be expected to have a Material Adverse Effect.

        "Material Government Contract" shall mean a Government Contract with a remaining term in excess of six (6) months pursuant to which the aggregate value of goods or services to be provided thereunder exceeds $5,000,000 over the remaining term of such contract.

        "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

        "Maturity Date" shall mean January 21, 2008.

        "Moody's" shall mean Moody's Investors Service, Inc.

        "Mortgage Instruments" shall have the meaning set forth in Section 4.1(e)(i).

        "Mortgage Policies" shall have the meaning set forth in Section 4.1(e)(iii).

        "Mortgaged Properties" shall have the meaning set forth in Section 4.1(e)(i).

        "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

        "Net Cash Proceeds" shall mean the aggregate cash proceeds received by any Borrower or any Subsidiary in respect of any Asset Disposition, Equity Issuance or Debt Issuance, net of (a) direct costs (including, without limitation, reasonable legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any net cash received upon the sale or other disposition of any non-cash consideration received by any Borrower or any Subsidiary in any Asset Disposition, Equity Issuance or Debt Issuance.

        "Note" or "Notes" shall mean the Revolving Notes, the Swingline Note and/or the Term Notes, collectively, separately or individually, as appropriate.

        "Notice of Borrowing" shall mean the written notice of borrowing as referenced and defined in Section 2.1(b)(i) or 2.3(b)(i), as appropriate.

        "Notice of Conversion" shall mean the written notice of continuation or conversion as referenced and defined in Section 2.10.

        "Participant" shall have the meaning set forth in Section 9.6(b).

        "Participation Interest" shall mean the purchase by a Lender of a participation interest in Letters of Credit as provided in Section 2.2 and in Swingline Loans as provided in Section 2.3.

        "Patent Licenses" shall mean all agreements, whether written or oral, providing for the grant by or to a Person of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3.16 to the Credit Agreement.

        "Patents" shall mean all letters patent of the United States or any other country, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of additions, renewals and extensions thereof, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement, and (ii) all applications for letters patent of the United States or any other country, now existing or hereafter arising, and all provisionals, divisions, continuations and continuations-in-part and substitutes thereof, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

        "Permitted Acquisition" shall mean an acquisition or any series of related acquisitions by a Borrower of the assets or all or substantially all of the Capital Stock of a Person that is incorporated, formed or organized in the United States or any division, line of business or other business unit of a Person that is incorporated, formed or organized in the United States (such Person or such division, line of business or other business unit of such Person referred to herein as the "Target"), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Borrowers and their Subsidiaries pursuant to Section 6.3 hereof, so long as (a) no Default or Event of Default shall then exist or will exist after giving effect thereto, (b) the Borrowers shall deliver a certificate to be reasonably satisfactory to the Administrative Agent that the Borrowers will be in compliance on a pro forma basis with all of the terms and provisions of the financial covenants set forth in Section 5.9, (c) the Administrative Agent, on behalf of the Lenders, shall have received (or shall receive in connection with the closing of such acquisition) a first priority perfected security interest in all property (including, without limitation, Capital Stock), subject to Permitted Liens, acquired with respect to the Target and the Target, if a Person, shall have become a Borrower under the Credit Documents pursuant to Section 5.10, (d) the Target has EBITDA for the twelve month period ending as of the most recent fiscal quarter end prior to the acquisition date in an amount greater than $0, (e) such acquisition is not a "hostile" acquisition and has been approved by the Board of Directors and/or shareholders of the applicable Borrower and the Target, (f) the Total Consideration for all acquisitions after the First Amendment Effective Date shall not exceed $25,000,000 individually and $75,000,000 in the aggregate during the term of this Agreement and the cash portion of such acquisitions shall not exceed $15,000,000 individually and $25,000,000 in the aggregate during the term of this Agreement, (g) after giving effect to such acquisition, there shall be at least $5,000,000 of borrowing availability under the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base and (h) after giving effect to such acquisition, the Leverage Ratio of the Parent Borrower and its Subsidiaries shall be 0.25 less than the then applicable level set forth in Section 5.9(a).

        "Permitted Acquisition EBITDA" shall mean, for purposes of determining Consolidated EBITDA for any period prior to a Permitted Acquisition, the sum of (i) EBITDA of the Target or Targets acquired in such Permitted Acquisition for such period, as approved by the Administrative Agent in its reasonable discretion plus (ii) all adjustments to such EBITDA permitted pursuant to Regulation S-X, as determined by the Administrative Agent and, if such adjustments exceed 25% of such EBITDA, the Required Lenders, in each case in its or their reasonable discretion; provided that, with respect to the MATCOM Acquisition, EBITDA for MATCOM International Corp. and its Subsidiaries prior to the consummation of the MATCOM Acquisition shall be deemed the following amounts: (a) for each of the fiscal quarters ending March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003, $2,075,250 and (b) for the portion of the fiscal quarter ending March 31, 2004 that is prior to the consummation of the MATCOM Acquisition, $691,750.

        "Permitted Investments" shall mean:

          (i)    cash and Cash Equivalents;

          (ii)    receivables owing to any Borrower or any of its Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (iii)    investments or loans (pursuant to Section 6.1(d)) made by a Borrower in or to another Borrower which is a wholly-owned Subsidiary;

          (iv)    loans and advances to officers, directors and employees in an aggregate amount not to exceed $1,000,000 at any time outstanding;

          (v)    investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (vi)    non-cash consideration received in connection with sales of property or assets permitted under Section 6.4(a); and

          (vii)    Permitted Acquisitions and investments assumed in connection with Permitted Acquisitions.

        "Permitted Liens" shall mean:

          (i)    Liens created by or otherwise existing, under or in connection with this Agreement or the other Credit Documents in favor of the Administrative Agent for the ratable benefit of the Lenders;

          (ii)    purchase money Liens securing purchase money Indebtedness (and refinancings thereof) and Liens arising in connection with Capital Leases (and refinancings thereof), in each case to the extent permitted under Section 6.1(c);

          (iii)    Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrowers or their Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

          (iv)    deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (v)    Liens existing on the Closing Date and set forth on Schedule 1.1-2; provided that (A) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and (B) the principal amount of the Indebtedness secured by such Liens shall not be increased, extended, renewed, refunded or refinanced other than in accordance with the terms of Section 6.1(b);

          (vi)    any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

          (vii)    easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such lien is attached;

          (viii)    Liens in favor of a landlord on leasehold improvements in leased premises and statutory landlord Liens;

          (ix)    Liens on assets, the construction, improvement or acquisition of which were financed with Indebtedness permitted to be assumed pursuant to Section 6.1(h); provided that such Liens shall extend only to the assets constructed, improved or acquired with the proceeds of such Indebtedness;

          (x)    Liens in favor of a Lender or an Affiliate of a Lender in connection with any Hedging Agreement permitted pursuant to Section 6.1(e), but only (A) to the extent such Liens are on all or a portion of the Collateral and (B) if such Lender or Affiliate of a Lender and the Administrative Agent (for the ratable benefit of the Lenders) shall share pari passu in such Collateral; and

          (xi)    other Liens in addition to those permitted by the foregoing clauses securing Indebtedness in an aggregate amount not to exceed $3,500,000.

        "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

        "Plan" shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which any Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "Pledge Agreements" shall mean (i) the Pledge Agreement dated as of the Closing Date to be executed in favor of the Administrative Agent by the Borrowers and (ii) any other Pledge Agreement executed by a Borrower to secure the Borrowers' Obligations, in each case as amended, modified, restated or supplemented from time to time.

        "Prime Rate" shall have the meaning set forth in the definition of Alternate Base Rate.

        "Pro Forma EBITDA" shall mean Consolidated EBITDA of the Parent Borrower and its Subsidiaries after giving effect to the IPO (as reported by the Parent Borrower and approved by the Lenders prior to the Closing Date).

        "Properties" shall have the meaning set forth in Section 3.10(a).

        "Purchasing Lenders" shall have the meaning set forth in Section 9.6(c).

        "Recovery Event" shall mean theft, loss, physical destruction or damage, taking or similar event with respect to any property or assets owned by the Borrowers or any of their Subsidiaries which results in the receipt by the Borrowers or any of their Subsidiaries of any cash insurance proceeds or condemnation award payable by reason thereof.

        "Register" shall have the meaning set forth in Section 9.6(d).

        "Regulation S-X" shall mean Regulation S-X of the Securities Act or any successor regulation thereto.

        "Related Fund" shall mean, with respect to any Lender or other Person who invests in commercial bank loans in the ordinary course of business, any other fund or trust or entity that invests in commercial bank loans in the ordinary course of business and is advised or managed by such or any other Lender, by an Affiliate of such or any other Lender or other Persons or the same investment advisor as such or any other Lender or by an Affiliate of such or any other Lender or investment advisor.

        "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

        "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. !4043.

        "Required Lenders" shall mean, as of any date of determination, Lenders holding in the aggregate greater than 50% (and to the extent there are only three Lenders at any time, not less than two Lenders of the three shall be necessary to constitute the "Required Lenders") of the sum of (a) (i) the Revolving Commitments or (ii) if the Revolving Commitments have been terminated, the outstanding Revolving Loans and Participation Interests (including the Participation Interests of Wachovia, in its capacity as a Lender, in any Letters of Credit and Swingline Loans) and (b) the outstanding Term Loan on such date of determination; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, the Term Loan owing to such Defaulting Lender and such Defaulting Lender's Revolving Commitment or, after termination of the Revolving Commitments, the principal balance of the Revolving Loans owing to such Defaulting Lender and such Defaulting Lender's Participation Interests.

        "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Responsible Officer" shall mean, as to (a) the Parent Borrower, any of the President, the Chief Executive Officer or the Chief Financial Officer or (b) any other Borrower, any duly authorized officer thereof.

        "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrowers or any of their Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrowers or any of their Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrowers or any of their Subsidiaries, now or hereafter outstanding, (d) any payment or prepayment of principal or premium, if any, or interest upon the redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Subordinated Debt (other than Subordinated Debt between or among Borrowers or payments on Subordinated Debt permitted by the Required Lenders), or (e) the payment by the Borrowers or any of their Subsidiaries of any management or consulting fee to any Person or of any salary, bonus or other form of compensation to any Person who is directly or indirectly a significant partner, shareholder, owner or executive officer of any such Person, to the extent such salary, bonus or other form of compensation is not included in the corporate overhead of such Borrower or such Subsidiary.

        "Revolving Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to the amount of such Lender's Revolving Commitment as specified on Schedule 2.1(a), as such amount may be adjusted from time to time in accordance with the provisions hereof.

        "Revolving Commitment Percentage" shall mean, for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

        "Revolving Committed Amount" shall have the meaning set forth in Section 2.1.

        "Revolving Lender" shall mean any Lender holding a Revolving Commitment.

        "Revolving Loans" shall have the meaning set forth in Section 2.1.

        "Revolving Notes" shall mean the promissory notes of the Borrowers in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

        "S&P" shall mean Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc.

        "Scheduled Funded Debt Payments" shall mean, as of any date of determination for the Parent Borrower and its Subsidiaries, the sum of all scheduled payments of principal on Funded Debt for the applicable period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination).

        "Securities Act" shall mean the Securities Act of 1933, together with any amendment thereto or replacement thereof and any rules or regulations promulgated thereunder.

        "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, together with any amendment thereto or replacement thereof and any rules or regulations promulgated thereunder.

        "Security Agreements" shall mean (i) the Security Agreement dated as of the Closing Date given by the Borrowers to the Administrative Agent for the ratable benefit of the Lenders and (ii) any other Security Agreement executed by a Borrower to secure the Borrowers' Obligations, in each case as amended, modified or supplemented from time to time in accordance with its terms.

        "Security Documents" shall mean the Security Agreement, the Pledge Agreement, the Mortgage Instruments and any other documents executed and delivered in connection with the granting, attachment and perfection of the security interests and liens arising thereunder in favor of the Administrative Agent for the ratable benefit of the Lenders.

        "Single Employer Plan" shall mean any Plan which is not a Multiemployer Plan.

        "Specified Sales" shall mean (a) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business and (b) the sale, transfer or other disposition of cash or Cash Equivalents.

        "Subordinated Debt" shall mean any Indebtedness incurred by any Borrower which by its terms is specifically subordinated in right of payment to the prior payment of the Borrowers' Obligations (including, without limitation, subordinated Indebtedness with respect to the MATCOM Acquisition) on terms and conditions satisfactory to the Required Lenders.

        "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrowers.

        "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.3(b)(ii), as such amounts may be adjusted from time to time in accordance with the provisions hereof.

        "Swingline Committed Amount" shall mean the amount of the Swingline Lender's Swingline Commitment as specified in Section 2.3(a).

        "Swingline Lender" shall mean Wachovia.

        "Swingline Loan" or "Swingline Loans" shall have the meaning set forth in Section 2.3(a).

        "Swingline Note" shall mean the promissory note of the Borrowers in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.3(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

        "Target" shall have the meaning set forth in the definition of "Permitted Acquisitions."

        "Taxes" shall have the meaning set forth in Section 2.18(a).

        "Term Loan" shall have the meaning set forth in Section 2.1A(a).

        "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make its portion of the Term Loan in a principal amount equal to such Lender's Term Loan Commitment Percentage of the Term Loan Committed Amount (and for purposes of making determinations of Required Lenders hereunder after the First Amendment Effective Date, the principal amount outstanding on the Term Loan).

        "Term Loan Commitment Percentage" shall mean, for any Lender, the percentage identified as its Term Loan Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6.

        "Term Loan Committed Amount" shall have the meaning set forth in Section 2.1A(a).

        "Term Loan Lender" shall any Lender holding a Term Loan Commitment.

        "Term Note" or "Term Notes" shall mean the promissory notes of the Borrowers in favor of each of the Lenders evidencing the portion of the Term Loan provided pursuant to Section 2.1A(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

        "Total Consideration" shall mean, with respect to any Permitted Acquisition, total consideration paid or payable including, without limitation, cash, stock, assumed debt and earnout obligations.

        "Trademark License" shall mean any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement.

        "Trademarks" shall mean all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers (other than such items that are of de minimus value), together with the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, any thereof referred to in Schedule 3.16 to this Credit Agreement, and (ii) all renewals thereof including, without limitation, any thereof referred to in Schedule 3.16.

        "Tranche" shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a "LIBOR Tranche".

        "Transaction Documents" shall mean the Form S-1 Registration Statement filed by the Parent Borrower on May 10, 2002, as amended and in effect as of the Closing Date and such other agreements and documents delivered in connection with the IPO.

        "Transfer Effective Date" shall have the meaning set forth in each Commitment Transfer Supplement.

        "Type" shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

        "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

        "Wachovia" shall mean Wachovia Bank, National Association, a national banking association.

        "Works" shall mean all works which are subject to copyright protection pursuant to Title 17 of the United States Code.

        Section 1.2    Other Definitional Provisions; Time References.

          (a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

          (b)    The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (d)    Unless otherwise expressly indicated, each time reference in any Credit Document shall be to Charlotte, North Carolina time.

        Section 1.3    Accounting Terms.

        Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Parent Borrower delivered to the Lenders; provided that, if the Parent Borrower shall notify the Administrative Agent that it wishes to amend any covenant in Section 5.9 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders wish to amend Section 5.9 for such purpose), then the Borrowers' compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Parent Borrower and the Required Lenders.

        The Parent Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual, quarterly or monthly financial statements given in accordance with the provisions of Section 5.1, (a) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding monthly, quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (b) a reasonable estimate of the effect on the financial statements on account of such changes in application.

ARTICLE II
THE LOANS; AMOUNT AND TERMS

        Section 2.1    Revolving Loans.

          (a)    Revolving Commitment.    During the Commitment Period, subject to the terms and conditions hereof, each Lender severally, but not jointly, agrees to make revolving credit loans ("Revolving Loans") to the Borrowers from time to time in an aggregate principal amount of up to such Lender's Revolving Commitment Percentage of FIFTY MILLION DOLLARS ($50,000,000) (as such aggregate amount may be reduced from time to time as provided in Section 2.6, the "Revolving Committed Amount") for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Revolving Loans plus such Lender's Revolving Commitment Percentage of outstanding Swingline Loans plus such Lender's LOC Commitment Percentage of outstanding LOC Obligations shall not exceed such Lender's Revolving Commitment, and (ii) with regard to the Lenders collectively, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base. Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Parent Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

          (b)    Revolving Loan Borrowings.

            (i)    Notice of Borrowing. The Parent Borrower may request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by facsimile) to the Administrative Agent not later than 11:00 a.m. on the date of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, (D) the applicable Borrower or Borrowers with respect thereto and (E) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a "Notice of Borrowing") is attached as Schedule 2.1(b)(i). If the Parent Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share thereof. All Revolving Loans made on the Closing Date and on any of the three Business Days following the Closing Date shall bear interest at the Alternate Base Rate.

            (ii)    Minimum Amounts. Each Revolving Loan which is an Alternate Base Rate Loan shall be in a minimum aggregate amount of $250,000 and in integral multiples of $50,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less). Each

    Revolving Loan which is a LIBOR Rate Loan shall be in a minimum aggregate amount of $500,000 and in integral multiples of $250,000 in excess thereof.

            (iii)    Advances. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 9.2, or at such other office as the Administrative Agent may designate in writing, by 1:00 p.m. on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the applicable Borrower by the Administrative Agent by crediting the account of the Parent Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          (c)    Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date unless accelerated in accordance with the terms of Section 7.2.

          (d)    Interest. Subject to the provisions of Section 2.9, Revolving Loans shall bear interest as follows:

            (i)    Alternate Base Rate Loans.    During such periods as Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

            (ii)    LIBOR Rate Loans.    During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

        Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

          (e)    Revolving Notes. Each Lender's Revolving Commitment shall be evidenced by a duly executed promissory note of the Borrowers to such Lender in substantially the form of Schedule 2.1(e).

          Section 2.1A Term Loan Facility.

          (a)    Term Loan.    Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally, but not jointly, agrees to make available to the Borrowers on the First Amendment Effective Date such Lender's Term Loan Commitment Percentage of a term loan in Dollars (the "Term Loan") in the aggregate principal amount of THIRTY MILLION DOLLARS ($30,000,000) (the "Term Loan Committed Amount") for the purposes set forth in Section 3.11. The Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Parent Borrower may request; provided, however, the Term Loan made on the First Amendment Effective Date may consist of LIBOR Rate Loans if the Parent Borrower requests such LIBOR Rate Loan on the third Business Day prior to the First Amendment Effective Date. Amounts repaid on the Term Loan may not be reborrowed.

          (b)    Repayment of Term Loan.    The principal amount of the Term Loan shall be repaid in fifteen (15) consecutive quarterly installments as follows:

Principal Amortization Payment Date	Term Loan Principal Amortization Payment
June 30, 2004	$1,500,000
September 30, 2004	$1,500,000
December 31, 2004	$1,500,000
March 31, 2005	$1,875,000
June 30, 2005	$1,875,000
September 30, 2005	$1,875,000
December 31, 2005	$1,875,000
March 31, 2006	$1,875,000
June 30, 2006	$1,875,000
September 30, 2006	$1,875,000
December 31, 2006	$1,875,000
March 31, 2007	$2,250,000
June 30, 2007	$2,250,000
September 30, 2007	$2,250,000
December 31, 2007	$3,750,000

          (c)    Interest on the Term Loan.    Subject to the provisions of Section 2.9, the Term Loan shall bear interest as follows:

            (i)    Alternate Base Rate Loans.    During such periods as the Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

            (ii)    LIBOR Rate Loans.    During such periods as the Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

          Interest on the Term Loan shall be payable in arrears on each Interest Payment Date.

          (d)    Term Notes.    Each Lender's Term Loan Commitment Percentage of the Term Loan Committed Amount shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Schedule 2.1A.

        Section 2.2    Letter of Credit Subfacility.

          (a)    Issuance.    Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Revolving Lenders shall participate in, Letters of Credit for the account of the Borrowers from time to time upon request by the Parent Borrower in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed FIVE MILLION DOLLARS ($5,000,000) (the "LOC Committed Amount"), (ii) the sum of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not at any time exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base, (iii) all Letters of Credit shall be denominated in U.S. Dollars and (iv) Letters of Credit shall be issued for lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers' compensation and other insurance programs. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than one year from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Parent Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than one year from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date that is thirty (30) days prior to the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents; provided, however, to the extent there is any discrepancy between a provision of any LOC Document and a provision of this Agreement, the provision of this Agreement shall govern the subject matter thereof. The issuance and expiry date of each Letter of Credit shall be a Business Day. Wachovia shall be the Issuing Lender on all Letters of Credit. The Borrowers' reimbursement obligations in respect of each Existing Letter of Credit, and each Revolving Lender's participation obligations in connection therewith, shall be governed by the terms of this Credit Agreement.

          (b)    Notice and Reports.    The request for the issuance of a Letter of Credit shall be submitted by the Parent Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Revolving Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

          (c)    Participations.    Each Revolving Lender shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in each Letter of Credit issued and outstanding hereunder (including, without limitation, each outstanding Existing Letter of Credit) and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit; provided that any Person that becomes a Revolving Lender after the Closing Date shall be deemed to have purchased a risk participation in all outstanding Letters of Credit on the date it becomes a Revolving Lender hereunder and any Letter of Credit issued on or after such date, in each case in accordance with the foregoing terms. Without limiting the scope and nature of each Revolving Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Revolving Lender shall pay to the Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to and in accordance with the provisions of subsection (d) hereof. The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers jointly and severally to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

          (d)    Reimbursement.    In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Parent Borrower and the Administrative Agent. The Borrowers jointly and severally shall reimburse the Issuing Lender on the day of drawing under any Letter of

  Credit (with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrowers shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the ABR Default Rate for so long as such amount shall be unreimbursed. Unless the Borrowers shall immediately notify the Issuing Lender and the Administrative Agent of their intent to otherwise reimburse the Issuing Lender, the Borrowers shall be deemed to have requested a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrowers' reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment any Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of any Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Revolving Lender's LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the Business Day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the Business Day such notice is received. If such Revolving Lender does not pay such amount to the Issuing Lender in full on the date such amount is due, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date such amount is due until such Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date such amount is due, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Revolving Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Borrowers' Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e)    Repayment with Revolving Loans.    On any day on which the Borrowers shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a "Mandatory LOC Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Revolving Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2). The proceeds of such Mandatory LOC Borrowing shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory LOC Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory LOC Borrowing may not comply with the minimum amount (or integral amount in excess thereof) for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory LOC Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any Mandatory LOC Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each such Revolving Lender hereby agrees that it shall forthwith fund (on the Business Day notice to fund is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the Business Day such notice is received) its Participation Interests in the outstanding LOC Obligations (as adjusted for any payments received from the Borrowers on or after such date and prior to such purchase); provided, further, that in the event any Revolving Lender shall fail to fund its Participation Interest on the date required above, then the amount of such Revolving Lender's unfunded Participation Interest therein shall bear interest payable by such Revolving Lender to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

          (f)    Modification, Extension.    The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

        (g)    Uniform Customs and Practices.    The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

        Section 2.3    Swingline Loan Subfacility.

        (a)    Swingline Commitment.    During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrowers (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed FIVE MILLION DOLLARS ($5,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the Revolving Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

        (b)    Swingline Loan Borrowings.

          (i)    Notice of Borrowing and Disbursement.    The Swingline Lender will make Swingline Loans available to any Borrower on any Business Day upon request made by the Parent Borrower not later than 12:00 Noon on such Business Day. A notice of request for Swingline Loan borrowing shall be made in the form of Schedule 2.1(b)(i) with appropriate modifications. Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 and in integral amounts of $50,000 in excess thereof.

          (ii)    Repayment of Swingline Loans.    Each Swingline Loan borrowing shall be due and payable on the earlier of (A) the seventh day after the date upon which the aggregate amount of Swingline Loan borrowings exceeds $500,000 and (B) the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Parent Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrowers shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (w) the Maturity Date, (x) the occurrence of any Event of Default described in Section 7.1(e), (y) upon acceleration of the Borrowers' Obligations hereunder, whether on account of an Event of Default described in Section 7.1(e) or any other Event of Default, and (z) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as "Mandatory Swingline Borrowing"). Each Lender hereby irrevocably agrees to make such Revolving Loans on the Business Day notice to fund is received by such Revolving Lender from the Swingline Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the Business Day such notice is received, notwithstanding (I) the amount of Mandatory Swingline Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 4.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (V) the date of such Mandatory Swingline Borrowing, or (VI) any reduction in the Revolving Commitment or termination of the Revolving Commitments immediately prior to such Mandatory Swingline Borrowing or contemporaneously therewith. In the event that any Mandatory Swingline Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Lender hereby agrees that it shall forthwith purchase (on the Business Day notice to fund is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the Business Day such notice is received) from the Swingline Lender such participations in the outstanding Swingline Loans (as adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (1) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (2) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the date on which such purchase is required hereunder to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date on which such purchase is required hereunder, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

        (c)    Interest on Swingline Loans.    Subject to the provisions of Section 2.9, Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the applicable Percentage for Revolving Loans that are Alternate Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

        (d)    Swingline Note.    The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrowers to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.3(d).

        Section 2.4    [RESERVED].

        Section 2.5    Fees.

        (a)    Commitment Fee.    In consideration of the Revolving Commitments, the Borrowers jointly and severally agree to pay to the Administrative Agent, for the ratable benefit of the Lenders, during the Commitment Period, a commitment fee (the "Commitment Fee") in an amount equal to the Commitment Fee Percentage per annum on the average daily unused amount of the Revolving Committed Amount. The Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter.

        (b)    Letter of Credit Fees.    In consideration of the LOC Commitments, the Borrowers jointly and severally agree to pay to the Issuing Lender, for the ratable benefit of the Lenders, a fee (the "Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. In addition to such Letter of Credit Fee, the Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee of one-fourth of one percent (1/4%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender shall promptly pay over to the Administrative Agent for the ratable benefit of the Lenders, for the benefit of all Lenders having a Revolving Commitment (including the Issuing Lender), the Letter of Credit Fee. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for such calendar quarter.

        (c)    Issuing Lender Fees.    In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Borrowers jointly and severally shall pay to the Issuing Lender, for its own account without sharing by the other Lenders, the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

        (d)    Administrative Fee.    The Borrowers jointly and severally agree to pay to the Administrative Agent the annual administrative fee as described in the Fee Letter.

        Section 2.6    Commitment Reductions.

        (a)    Voluntary Reductions.    The Borrowers shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than three (3) Business Days' prior notice from the Parent Borrower to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $500,000 or a whole multiple of $250,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent; provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Loans made on the effective date thereof, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations would exceed the Revolving Committed Amount.

        (b)    Maturity Date.    The Revolving Commitment, the Swingline Commitment and the LOC Commitment shall automatically terminate on the Maturity Date.

        Section 2.7    Prepayments.

        (a)    Optional Prepayments.    The Borrowers shall have the right to prepay Loans in whole or in part from time to time; provided, however, that (i) each partial prepayment of an Alternate Base Rate Loan shall be in a minimum principal amount of $250,000 and integral multiples of $50,000 in excess thereof, (ii) each partial prepayment of a LIBOR Rate Loan shall be in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof and (iii) each partial prepayment of a Swingline Loan shall be in a minimum principal amount of $100,000 and integral multiples of $50,000 in excess thereof. The Parent Borrower shall give three Business Days' irrevocable notice in the case of LIBOR Rate Loans and one Business Day's irrevocable notice in the case of Alternate Base Rate Loans to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). Each prepayment pursuant to this Section 2.7(a) shall be applied to the outstanding Loans as the Parent Borrower may elect; provided, that (i) any prepayment of the Term Loan shall be applied pro rata to the remaining Term Loan amortization payments set forth in Section 2.1A(b) and (ii) each Lender shall receive its pro rata share (except with respect to prepayments of Swingline Loans) of any such prepayment based on its Revolving Commitment Percentage or Term Loan Commitment Percentage, as applicable. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in the order of Interest Period maturities as the Parent Borrower may elect.

        All prepayments under this Section 2.7(a) shall be subject to Section 2.17, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such Loan not been prepaid or, at the request of the Administrative Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Revolving Loans and the Swingline Loans may be reborrowed in accordance with the terms hereof. Amounts prepaid on the Term Loan may not be reborrowed.

        (b)    Mandatory Prepayments.

          (i)    Revolving Committed Amount.    If at any time after the Closing Date, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base, the Borrowers immediately shall prepay the Revolving Loans in an amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (v) below).

          (ii)    Asset Dispositions.    Promptly following one or more Asset Dispositions in excess of $1,000,000 in the aggregate in any fiscal year (excluding for purposes hereof superfluous, obsolete or uneconomic property and/or assets acquired in connection with any Permitted Acquisition, in an aggregate amount not to exceed $5,000,000 during the term of this Agreement, to the extent such property and/or assets are sold or disposed of within 270 days after the consummation of such Permitted Acquisition), the Borrowers shall prepay the Loans in an aggregate amount equal to the Net Cash Proceeds in excess of $1,000,000 derived from such Asset Dispositions (such prepayment to be applied as set forth in clause (vi) below); provided, however, that such Net Cash Proceeds shall not be required to be so applied to the extent the Parent Borrower delivers to the Administrative Agent a certificate stating that the Borrowers intend to use such Net Cash Proceeds to acquire fixed or capital assets in replacement of the disposed assets within 180 days of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested shall be applied to repay the Loans (such prepayment to be applied as set forth in clause (vi) below) immediately following the 180th day occurring after the receipt by a Borrower of such Net Cash Proceeds.

          (iii)    Issuances.    Immediately upon receipt by any Borrower or any of its Subsidiaries of proceeds from (A) any Debt Issuance, the Borrowers shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in clause (vi) below) or (B) any Equity Issuance, the Borrowers shall prepay the Loans in an aggregate amount equal to fifty percent (50%) of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause (vi) below).

          (iv)    Recovery Event.    To the extent cash proceeds received in connection with all Recovery Events in any fiscal year exceeds $500,000 in the aggregate and are not used to acquire fixed or capital assets in replacement of the assets subject to such Recovery Events within 180 days of the receipt of such cash proceeds, immediately following the 180th day occurring after the receipt of such cash proceeds, the Borrowers shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of such cash proceeds (such prepayment to be applied as set forth in clause (vi) below).

          (v)    Excess Cash Flow.    So long as (x) the Term Loan shall be outstanding and (y) the Leverage Ratio is then 1.50 to 1.0 or greater, within 105 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2005), the Borrower shall prepay the Loans and cash collateralize the LOC Obligations in an amount equal to 50% of the Excess Cash Flow earned during such fiscal year (such prepayments to be applied as set forth in clause (vi) below) in an amount equal to the lesser of (A) the full amount of the Excess Cash Flow required to be paid pursuant to this clause (v) and (B) such amount necessary to reduce the Leverage Ratio as of the end of such fiscal year to 1.50 to 1.00.

          (vi)    Application of Mandatory Prepayments.    All amounts required to be paid pursuant to this Section 2.7(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 2.7(b)(i), (1) first to the outstanding Swingline Loans (without any reduction in the Revolving Commitments), (2) second to the outstanding Revolving Loans (without any reduction in the Revolving Commitments) and (3) third to a cash collateral account in respect of outstanding LOC Obligations, (B) with respect to all amounts prepaid pursuant to Sections 2.7(b)(ii) through (v), (1) first, pro rata to the remaining Term Loan amortization payments set forth in Section 2.1A(b), (2) second to the outstanding Swingline Loans (without a corresponding reduction in the Revolving Commitments), (3) third to the outstanding Revolving Loans (without a corresponding reduction in the Revolving Commitments) and (4) fourth to a cash collateral account in respect of outstanding LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in the order of Interest Period maturities as the Parent Borrower may elect. All prepayments under this Section 2.7(b) shall be subject to Section 2.17 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

        Section 2.8    Minimum Principal Amount of Tranches.

        All borrowings, payments and prepayments in respect of Loans shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount of the Loans shall be (a) with respect to Alternate Base Rate Loans, in an outstanding amount equal to $250,000 and integral multiples of $50,000 in excess thereof and (b) with respect to LIBOR Rate Loans, in an outstanding amount equal to $500,000 and integral multiples of $250,000 in excess thereof.

        Section 2.9    Default Rate and Payment Dates.

        Upon the occurrence, and during the continuance, of an Event of Default, at the election of the Required Lenders, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then at the ABR Default Rate).

        Section 2.10    Conversion and Continuation Options.

        (a)    The Borrowers may, in the case of Revolving Loans and the Term Loan, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans, by the Parent Borrower giving the Administrative Agent at least three Business Days' prior irrevocable written notice of such election. A form of Notice of Conversion/Continuation is attached as Schedule 2.10. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $500,000 or a whole multiple of $250,000 in excess thereof.

        (b)    Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in Section 2.10(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of

Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Parent Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

        Section 2.11    Computation of Interest and Fees.

        (a)    Interest payable hereunder with respect to Alternate Base Rate Loans based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Parent Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

        (b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Parent Borrower, deliver to the Parent Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

        (c)    It is the intent of the Lenders and the Borrowers to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrowers are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrowers or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

        Section 2.12    Pro Rata Treatment and Payments.

        (a)    Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Lenders. Each payment (other than prepayments) of principal or interest under this Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrowers pursuant to Section 2.5, second, to interest then due and owing hereunder and under the Notes and, third, to principal then due and owing hereunder and under the Notes. Each payment on account of any fees pursuant to Section 2.5 shall be made pro rata in accordance with the respective amounts due and owing (except as to the portion of the Letter of Credit retained by the Issuing Lender and the Issuing Lender Fees). Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Revolving Loans and the Term Loan shall be made pro rata according to the respective amounts due and owing. Each optional prepayment of the Loans shall be applied in accordance with Section 2.7(a) and each mandatory prepayment of the Loans shall be applied in accordance with Section 2.7(b). Prepayments made pursuant to Section 2.15 shall be applied in accordance with such section. All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.18(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's office specified on Schedule 9.2 in Dollars and in immediately available funds not later than 12:00 Noon on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If the Administrative Agent does not distribute any such payment to a Lender (i) on the Business Day it receives such payment (if such payment is received by the Administrative Agent not later than 12:00 Noon) or (ii) on or before the next Business Day following the Business Day it receives such payment (if such payment is received by the Administrative Agent after 12:00 Noon), the Administrative Agent shall, on demand, pay to such Lender interest on the amount not distributed during the period from the date such amount was required to be distributed until such amount is distributed to such Lender in full at a rate per annum equal to, if distributed within two (2) Business Days of the date such amount was required to be distributed, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

        (b)    Allocation of Payments After Event of Default.    Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Borrowers' Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

          FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

          SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' and consultants' fees) of the Administrative Agent and each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Borrowers' Obligations owing to such Lender;

          THIRD, to the payment of all of the Borrowers' Obligations consisting of accrued fees and interest, and including with respect to any Hedging Agreement between any Borrower and any Lender, or any Affiliate of a Lender, to the extent such Hedging Agreement relates to Indebtedness outstanding under this Agreement and is permitted by Section 6.1(e), any fees, premiums and scheduled periodic payments due under such Hedging Agreement and any interest accrued thereon;

          FOURTH, to the payment of the outstanding principal amount of the Borrowers' Obligations and the payment or cash collateralization of the outstanding LOC Obligations, and including with respect to any Hedging Agreement between any Borrower and any Lender, or any Affiliate of a Lender, to the extent such Hedging Agreement relates to Indebtedness outstanding under this Agreement and is permitted by Section 6.1(e), any breakage, termination or other payments due under such Hedging Agreement and any interest accrued thereon;

          FIFTH, to all other Borrowers' Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FOURTH" above; and

          SIXTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, LOC Obligations and obligations outstanding under the Hedge Agreements (if any) permitted by Section 6.1(e) held by such Lender (and its Affiliates in the case of Hedge Agreement obligations) bears to the aggregate then outstanding Loans, LOC Obligations and obligations outstanding under the Hedge Agreements between any Borrower and any Lender or any Affiliate of a Lender that are permitted by Section 6.1(e)) of amounts available to be applied pursuant to clauses "THIRD" and "FOURTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FOURTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FOURTH" and "FIFTH" above in the manner provided in this Section 2.12(b).

        Section 2.13    Non-Receipt of Funds by the Administrative Agent.

        (a)    Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, in accordance with the terms hereof, the Administrative Agent will promptly notify the Parent Borrower, and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i)

from the Borrowers at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Effective Rate.

        (b)    Unless the Administrative Agent shall have been notified in writing by the Parent Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrowers do not intend to make such payment, the Administrative Agent may assume that the Borrowers have made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrowers have not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

        (c)    A certificate of the Administrative Agent submitted to the Parent Borrower or any Lender with respect to any amount owing under this Section 2.13 shall be conclusive in the absence of manifest error.

        Section 2.14    Inability to Determine Interest Rate.

        Notwithstanding any other provision of this Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Parent Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Parent Borrower, and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Parent Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that they wish to rescind or modify their request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

        Section 2.15    Illegality.

        Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Parent Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrowers hereby jointly and severally agree to promptly pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

        Section 2.16    Requirements of Law.

        (a)    If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i)    shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for tax on the overall net income of such Lender and changes in the rate of such tax);

          (ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

          (iii)    shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit or to reduce any amount receivable hereunder or under any Note, LIBOR Rate Loan or Letter of Credit, then, in any such case, the Borrowers jointly and severally shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

        (b)    If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrowers jointly and severally shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.

        (c)    The agreements in this Section 2.16 shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

        Section 2.17    Indemnity.

        The Borrowers hereby jointly and severally agree to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by the Borrowers in accepting a borrowing after the Parent Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrowers in making any prepayment after the Parent Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrowers of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Parent Borrower shall be conclusive in the absence of manifest error; provided that if such certificate is not be delivered to the Administrative Agent within ninety (90) days following such Lender becoming aware of such default, prepayment or conversion, such Lender shall only be entitled to receive payment pursuant to this Section with respect to losses or expenses incurred by such Lender during the ninety (90) days prior to the date such Lender delivers such certificate to the Administrative Agent. The agreements in this Section shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

        Section 2.18    Taxes.

        (a)    All payments made by the Borrowers hereunder or under any Note shall be, except as provided in Section 2.18(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the receipts or the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes on payments made by the Borrowers hereunder are levied or imposed, the Borrowers jointly and severally agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Parent Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrowers. The Borrowers jointly and severally agree to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

        (b)    Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Parent Borrower and the Administrative Agent on or prior to the Closing Date or the First Amendment Effective Date, as applicable, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 9.6(d) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8ECI (or successor forms) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, either Internal Revenue Service Form W-8BEN or W-8ECI as set forth in clause (i) above, or (x) a certificate substantially in the form of Schedule 2.18 (any such certificate, a "2.18 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Parent Borrower's request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.18(a), but subject to the immediately succeeding sentence, (x) the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Parent Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 2.18(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Parent Borrower the Internal Revenue Service Forms required to be provided to the Parent Borrower pursuant to this Section 2.18(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.18, the Borrowers jointly and severally agree to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.16(a) or 2.18(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date or the First Amendment Effective Date, as applicable, in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

        (c)    Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

        (d)    If the Borrowers pay any additional amount pursuant to this Section 2.18 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Parent Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrowers. In the event that no refund or credit is obtained with respect to the Borrowers' payments to such Lender pursuant to this Section 2.18, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments.

        (e)    The agreements in this Section 2.18 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

        Section 2.19    Indemnification; Nature of Issuing Lender's Duties.

        (a)    In addition to its other obligations under Section 2.2, the Borrowers jointly and severally hereby agree to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

        (b)    As between the Borrowers and the Issuing Lender, the Borrowers shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

        (c)    In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of

Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrowers. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrowers, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

        (d)    Nothing in this Section 2.19 is intended to limit the reimbursement obligation of the Borrowers contained in Section 2.2(d) hereof. The obligations of the Borrowers under this Section 2.19 shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Agreement.

        (e)    Notwithstanding anything to the contrary contained in this Section 2.19, the Borrowers shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by an Issuing Lender), as determined by a court of competent jurisdiction.

        Section 2.20    Joint and Several Liability of the Borrowers.

        (a)    Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

        (b)    Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the obligations arising under this Credit Agreement and the other Credit Documents, it being the intention of the parties hereto that all of the Borrowers' Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction between them.

        (c)    If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other Borrowers will jointly and severally make such payment with respect to, or perform, such obligation.

        (d)    The obligations of each Borrower under the provisions of this Section 2.20 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets whether now owned or hereafter acquired;

        (e)    The provisions of this Section 2.20 are made for the benefit of the Administrative Agent, the Lenders and their successors and assigns, and may be enforced by them from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders first to marshall any of its claims or to exercise any of its rights against any other Borrower or to exhaust any remedies available to it against any other Borrower or to resort to any other source or means of obtaining payment of any of the Borrowers' Obligations hereunder or to elect any other remedy. The provisions of this Section 2.20 shall remain in effect until all the Borrowers' Obligations hereunder shall have been paid in full or otherwise fully satisfied, and all of the Commitments and Credit Documents shall have been terminated. If at any time, any payment, or any part thereof, made in respect of any of the Borrowers' Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.20 will forthwith be reinstated and in effect as though such payment had not been made.

        (f)    Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

        (g)    Without in any way limiting the provisions of this Section 2.20, for record-keeping purposes only, the Borrowers may allocate between themselves the individual Loans made hereunder.

        Section 2.21    Replacement of Lenders.

        If any Lender shall become affected by any of the changes or events described in Sections 2.14, 2.15, 2.16 or 2.18 (any such Lender being hereinafter referred to as a "Replaced Lender") and shall petition the Parent Borrower for any increased cost or amounts thereunder, then in such case, the Parent Borrower may, upon at least thirty (30) Business Days' notice to the Administrative Agent and such Replaced Lender and so long as no Default or Event of Default has occurred and is continuing, designate a replacement lender (a "Replacement Lender") acceptable to the Administrative Agent in its reasonable discretion, to which such Replaced Lender shall, subject to its receipt (unless a later date for the remittance thereof shall be agreed upon by the Parent Borrower and the Replaced Lender) of all amounts owed to such Replaced Lender under Sections 2.14, 2.15, 2.16 or 2.18, assign at par all (but not less than all) of its rights, obligations, Loans and Commitment hereunder; provided, that all amounts owed to such Replaced Lender by the Borrowers (except liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) shall be paid in full as of the date of such assignment. Upon any assignment by any Lender pursuant to this Section 2.21 becoming effective, the Replacement Lender shall thereupon be deemed to be a "Lender" for all purposes of this Agreement and such Replaced Lender shall thereupon cease to be a "Lender" for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Sections 2.14, 2.15, 2.16 or 2.18, and 9.5 while such Replaced Lender was a Lender). If any Replaced Lender shall refuse to assign its rights, obligations, Loans and Commitment in accordance with the terms of this Section 2.21, the Replaced Lender shall cease to be a "Lender" for all purposes of this Agreement upon payment to the Replaced Lender of all amounts owing to such Replaced Lender in accordance with the terms of this Section 2.21 without any further action of such Replaced Lender and so long as no Default or Event of Default shall have occurred and be continuing, the Parent Borrower shall have the right to designate a Replacement Lender acceptable to the Administrative Agent in its reasonable discretion.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        To induce the Lenders to enter into this Agreement and to make the Extensions of Credit herein provided for, the Borrowers hereby represent and warrant to the Administrative Agent and to each Lender that:

        Section 3.1    Financial Condition.

        (a)    (i) The audited consolidated financial statements of the Parent Borrower and its Subsidiaries for the fiscal years ended December 31, 1999, 2000 and 2001, together with the related consolidated statements of income or operations, equity and cash flows for the fiscal years ended on such dates, (ii) the unaudited consolidated financial statements of the Parent Borrower and its Subsidiaries at and for the nine-month period ending September 28, 2002 and (iii) the pro forma balance sheet of the Parent

Borrower and its Subsidiaries for the most recently ended month for which such information is available ending prior to the Closing Date:

          (A)    were prepared in accordance with GAAP (to the extent applicable) consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, by an independent nationally recognized accounting firm (except with respect to the unaudited financial statements and pro forma financial statements);

          (B)    fairly present the financial condition of the Parent Borrower and its Subsidiaries as of the date or dates thereof (subject, in the case of the unaudited financial statements, to normal year-end adjustments and, in the case of the pro forma balance sheet referred to in subsection (iii) above, such information is true and correct in all material respects and has been determined in good faith based upon reasonable assumptions) and results of operations for the period covered thereby; and

          (C)    show (with respect to non-annual financial information only, to the extent required to be shown on a balance sheet prepared in accordance with GAAP) all Indebtedness and other liabilities, direct or contingent, of the Parent Borrower and its Subsidiaries as of the date thereof in accordance with GAAP, including liabilities for taxes, (provided that with respect to the pro forma balance sheet referred to in subclause (iii) above, such information is true and correct in all material respects and has been determined in good faith based upon reasonable assumptions) and as to the audited consolidated financial statements, contingent obligations.

        (b)    The 2002 annual budget of the Parent Borrower and its Subsidiaries made available to the Lenders prior to the date hereof and the projections of the Parent Borrower and its Subsidiaries through December 31, 2004 made available to the Lenders prior to the date hereof have been prepared in good faith based upon reasonable assumptions at the time such budgets and projections were made.

        Section 3.2    No Change.

        Since December 31, 2001 (and, after delivery of annual audited financial statements in accordance with Section 5.1(a), from the date of the most recently delivered annual audited financial statements) there has been no development or event which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

        Section 3.3    Corporate Existence; Compliance with Law.

        Each of the Borrowers (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority and the legal right to own and operate all its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to conduct business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 3.4    Corporate Power; Authorization; Enforceable Obligations.

        Each of the Borrowers has full power and authority and the legal right to execute, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company or corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by the Borrowers (other than those which have been obtained) or with the validity or enforceability of any Credit

Document against the Borrowers (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of each of the Borrowers. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of each of the Borrowers, enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        Section 3.5    Compliance with Laws; No Conflict; No Default.

        (a)    The execution, delivery and performance by each Borrower of the Credit Documents to which such Borrower is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any approval or consent from any Governmental Authority (other than such approvals or consents which have been obtained or made and not subject to suspension, revocation or termination) or violate any Requirement of Law relating to such Borrower, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, articles of organization, operating agreement or other organizational documents of such Borrower or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any approval or consent from any Governmental Authority relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Credit Documents.

        (b)    Each Borrower (i) (x) has all approvals and consents from all Governmental Authorities required by law for it to conduct its business, each of which is in full force and effect, (y) each such approval and consent is final and not subject to review on appeal and (z) each such approval and consent is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each rule and regulation of each Governmental Authority applicable to it and in compliance with all other Requirements of Law relating to it or any of its respective properties, in each case except to the extent the failure to obtain or maintain such approval or consent or failure to comply with such rules and regulations or Requirement of Law could not reasonably be expected to have a Material Adverse Effect.

        (c)    None of the Borrowers is in default under or with respect to any of its Government Contracts or Material Contracts or under or with respect to any of its other material Contractual Obligations, or any judgment, order or decree to which it is a party, in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

        Section 3.6    No Material Litigation.

        No litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any Borrower or any of its Subsidiaries, any such Person's properties or revenues, or any Credit Document is pending or, to the best knowledge of the Borrowers, threatened by or against any Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues that has not been settled, dismissed, vacated, discharged or terminated which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and no judgments are outstanding which could reasonably be expected to have a Material Adverse Effect.

        Section 3.7    Investment Company Act; PUHCA; Etc.

        No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act or any federal or state statute or regulation limiting its ability to incur the Borrowers' Obligations.

        Section 3.8    Margin Regulations.

        No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Borrowers (a) are not engaged, principally or as one of their important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of such terms under Regulation U and (b) taken as a group do not own "margin stock" except as identified in the financial statements referred to in Section 3.1 and the aggregate value of all "margin stock" owned by the Borrowers taken as a group does not exceed 25% of the value of their assets.

        Section 3.9    ERISA.

        Except as set forth in Schedule 3.9, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a Material Adverse Effect. Neither any Borrower, nor any of its Subsidiaries nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.

        Section 3.10    Environmental Matters.

        Except as set forth in Schedule 3.10 which, either individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect:

        (a)    The facilities and properties owned, leased or operated by the Borrowers or any of their Subsidiaries (the "Properties") do not to the knowledge of the Borrowers contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a material violation of, or (ii) could give rise to material liability under, any Environmental Law.

        (b)    The Properties and all operations of the Borrowers and their Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and to the knowledge of the Borrowers there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrowers or any of their Subsidiaries (the "Business").

        (c)    No Borrower nor any Subsidiary thereof has received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Borrower nor any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened.

        (d)    To the knowledge of the Borrowers, materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to any material liability under any Environmental Law, nor, to the knowledge of the Borrowers have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to any material liability to any Borrower or the Lenders under, any applicable Environmental Law.

        (e)    No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Borrower or any Subsidiary thereof, threatened, under any Environmental Law to which any Borrower or any Subsidiary thereof is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

        (f)    There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Borrower or any Subsidiary thereof in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to any material liability under Environmental Laws.

        Section 3.11    Purpose of Loans.

        The proceeds of the Extensions of Credit shall be used solely by the Borrowers as follows:

        (a)    with respect to the Revolving Loans, the Term Loan and Swingline Loans, to (i) finance the MATCOM Acquisition and to pay certain costs, fees and expenses in connection therewith, (ii) finance Permitted Acquisitions, (iii) pay certain costs, fees and expenses in connection with the IPO and Permitted Acquisitions, (iv) refinance certain existing indebtedness of the Borrowers, (v) pay fees and expenses owing to the Lenders and the Administrative Agent in connection with this Agreement and (vi) provide for working capital, capital expenditures and other general corporate purposes; and

        (b)    the Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with leases, surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

        Section 3.12    Subsidiaries.

        Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries of the Borrowers as of the Closing Date. Information on the attached Schedule includes state of incorporation or organization; the number of authorized shares of each class of Capital Stock or other equity interests; the number of outstanding shares of each class of Capital Stock or other equity interests, the owner thereof and the percentage of such ownership; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Schedule 3.12 shall be updated on a quarterly basis by the Parent Borrower by giving written notice thereof to the Administrative Agent.

        Section 3.13    Ownership; Insurance.

        Each of the Borrowers is the owner of, and has good and marketable title to and adequate insurance coverage for, all of its respective assets which, together with assets leased or licensed by the Borrowers, represents all assets individually or in the aggregate material to the conduct of the businesses of the Borrowers taken as a whole, and none of such assets is subject to any Lien other than Permitted Liens. Each Borrower enjoys peaceful and undisturbed possession under all of its material leases and all such leases are valid and subsisting and in full force and effect. The Borrowers have delivered complete and accurate copies of all material leases in effect at the Closing Date to the Administrative Agent.

        Section 3.14    Indebtedness.

        Except as otherwise permitted under Section 6.1, the Borrowers and their Subsidiaries have no Indebtedness.

        Section 3.15    Taxes.

        Each of the Borrowers and its Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due

(including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. None of the Borrowers is aware as of the First Amendment Effective Date of any proposed tax assessments against it or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

        Section 3.16    Intellectual Property.

        Each of the Borrowers and its Subsidiaries owns, or has the legal right to use, all trademarks, tradenames, copyrights, patents, technology, know-how and processes necessary for each of them to conduct its business as currently conducted. Set forth on Schedule 3.16 is a list of all Intellectual Property owned by the Borrowers and their Subsidiaries or that any Borrower or any of its Subsidiaries has the right to use as of the Closing Date. Except as provided on Schedule 3.16, as of the Closing Date no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Borrower or any of its Subsidiaries know of any such claim, and, to the knowledge of any Borrower and its Subsidiaries, the use of such Intellectual Property by any Borrower or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Schedule 3.16 shall be updated from time to time by the Parent Borrower to indicate changes in Intellectual Property by giving written notice thereof to the Administrative Agent.

        Section 3.17    Solvency.

        The fair saleable value of each Borrower's assets, measured on a going concern basis, exceeds all probable liabilities including those to be incurred pursuant to this Agreement. None of the Borrowers (a) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (b) has incurred, or believes that it will incur after giving effect to the transactions contemplated by this Agreement, debts beyond its ability to pay such debts as they become due.

        Section 3.18    Investments.

        All Investments of each of the Borrowers and their Subsidiaries are Permitted Investments.

        Section 3.19    Location of Collateral.

        Set forth on Schedule 3.19(a) is a list of the Properties of the Borrowers and their Subsidiaries with street address, county and state where located, as of the Closing Date. Set forth on Schedule 3.19(b) is a list of all locations where any tangible personal property of the Borrowers and their Subsidiaries is located, including county and state where located, as of the Closing Date. Set forth on Schedule 3.19(c) is the chief executive office and principal place of business of the Borrowers and their Subsidiaries as of the Closing Date. Schedules 3.19(a), 3.19(b) and 3.19(c) shall be updated on a quarterly basis by the Parent Borrower by giving written notice thereof to the Administrative Agent.

        Section 3.20    No Burdensome Restrictions.

        None of the Borrowers or any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        Section 3.21    Brokers' Fees.

        None of the Borrowers or any of its Subsidiaries have any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Agreement and the Fee Letter.

        Section 3.22    Labor Matters.

        As of the Closing Date, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrowers or any of their Subsidiaries, other than as set forth in Schedule 3.22 hereto, and none of the Borrowers or any of its Subsidiaries (i) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, other than as set forth in Schedule 3.22 hereto or (ii) has knowledge of any potential or pending strike, walkout or work stoppage.

        Section 3.23    Security Documents.

        The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently (or will be, upon the filing of appropriate financing statements and grants of security in Intellectual Property, and the recordation of the applicable Mortgage Instruments, in each case in favor of the Administrative Agent) perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

        Section 3.24    Accuracy and Completeness of Information.

        All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of any Borrower or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading. There is no fact now known to any Borrower or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect.

        Section 3.25    [Reserved].

        Section 3.26    Absence of Certain Changes or Events.

        As of the Closing Date, since December 31, 2001, except as set forth on Schedule 3.26 or as permitted hereby, none of the Borrowers has (i)  issued any stock, bonds or other corporate securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent), other than in the ordinary course of business, in excess of $200,000, (iii) discharged or satisfied any Lien or incurred or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business in excess of $200,000, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its Capital Stock or other securities, (v) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, (vi) sold, assigned or transferred any of its tangible assets, or canceled any debts or claims other than in the ordinary course of business, (vii) sold, assigned or transferred any Intellectual Property or other intangible assets other than in the ordinary course of business, (viii) suffered any losses of property, or waived any rights of substantial value, (ix) granted any bonuses other than in the ordinary course of business or granted any extraordinary salary increases, (x) entered into any transaction involving consideration in excess of $500,000 except as otherwise contemplated hereby other than in the ordinary course of business or (xi) entered into any agreement or transaction, or amended or terminated any agreement with any Affiliate. To the knowledge of the Borrowers, no material adverse change in the business, operations, property or financial condition of the Borrowers, taken as a whole, is threatened or reasonably likely to occur.

        Section 3.27    Material Contracts.

        Schedule 3.27 sets forth a complete and accurate list of all Material Contracts of the Borrowers and their Subsidiaries in effect as of the Closing Date. As of the Closing Date, other than as set forth in Schedule 3.27, each such Material Contract is, and after giving effect to the transactions contemplated by the Credit Documents will be, in full force and effect in accordance with the terms thereof and no Borrower or Subsidiary thereof has violated in any material respect any such Material Contract. The Borrowers have delivered to the Administrative Agent for its review a correct and complete copy of each written agreement listed in Schedule 3.27 (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in such Schedule. Schedules 3.27 shall be updated by the Borrowers within thirty (30) days (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion) after the reasonable request of the Administrative Agent.

        Section 3.28    Directors; Capitalization.

        Set forth on Schedule 3.28 is a list of the members of the Parent Borrower's board of directors as of the Closing Date. As of the Closing Date, after giving effect to the IPO and the transactions contemplated herein, the capitalization of the Parent Borrower shall be as set forth on Schedule 3.28.

        Section 3.29    Consummation of MATCOM Acquisition; Representations and Warranties from Other Documents.

        The MATCOM Acquisition and related transactions have been consummated substantially in accordance with the terms of the MATCOM Acquisition Documents. As of the First Amendment Effective Date, the MATCOM Acquisition Documents have not been altered, amended or otherwise modified or supplemented in any material respect or any material condition thereof waived without the prior written consent of the Administrative Agent. Each of the representations and warranties made in the MATCOM Acquisition Documents by the Borrowers or, to the best knowledge of the Borrowers, made by any third party is true and correct in all material respects.

        Section 3.30    Tax Shelter Regulations.

        No Borrower intends to treat the Loans and the Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If any Borrower so notifies the Administrative Agent, the Borrowers acknowledge that one or more of the Lenders may treat the Loans, Letters of Credit and Participation Interests in Swingline Loans and Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

ARTICLE IV
CONDITIONS PRECEDENT TO INITIAL CLOSING

        Section 4.1    Conditions to Closing and Initial Extensions of Credit.

        This Agreement shall become effective upon the satisfaction of the following conditions precedent (it being understood and agreed that delivery by a Lender of an executed signature page to this Agreement shall constitute its agreement that the following conditions precedent have been satisfied):

        (a)    Execution of Credit Documents.    The Administrative Agent shall have received (i) counterparts of this Agreement, (ii) for the account of each applicable Lender, a Revolving Note, (iii) for the account of the Swingline Lender, the Swingline Note, and (iv) counterparts of the Security Agreement, the Pledge Agreement and each Mortgage Instrument, in each case conforming to the requirements of this Agreement and executed by a duly authorized officer of each party thereto, and in each case in form and substance reasonably satisfactory to the Lenders.

        (b)    Authority Documents.    The Administrative Agent shall have received the following:

          (i)    Articles of Incorporation/Charter Documents.    Copies of the articles of incorporation or other charter documents, as applicable, of each Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its incorporation.

          (ii)    Resolutions.    Copies of resolutions of the board of directors of each Borrower approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Borrower (pursuant to a secretary's certificate in substantially the form of Schedule 4.1-1 attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

          (iii)    Bylaws/Operating Agreement.    A copy of the bylaws or comparable operating agreement of each Borrower certified by a secretary or assistant secretary of such Borrower

  (pursuant to a secretary's certificate in substantially the form of Schedule 4.1-1 attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

          (iv)    Good Standing.    Copies of certificates of good standing, existence or its equivalent with respect to the each Borrower certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of the Borrowers and their Subsidiaries.

          (v)    Incumbency.    An incumbency certificate of each Borrower certified by a secretary or assistant secretary (pursuant to a secretary's certificate in substantially the form of Schedule 4.1-1 attached hereto) to be true and correct as of the Closing Date.

        (c)    Legal Opinions of Counsel.    The Administrative Agent shall have received opinions of legal counsel (including local counsel to the extent required by the Administrative Agent) for the Borrowers, dated the Closing Date and addressed to the Administrative Agent and the Lenders, which opinions shall provide, among other things, that, after giving effect to the consummation of the IPO and the other transactions to occur on the Closing Date, the execution and delivery of the Credit Documents will not result in a default and/or otherwise conflict with any specified material agreements to which the Borrowers are a party or to which their properties and/or assets are bound or any Borrower's organizational documents, and which shall otherwise be in form and substance reasonably acceptable to the Administrative Agent.

        (d)    Personal Property Collateral.    The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

          (i)    searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Borrower, the state of incorporation or organization of each Borrower and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

          (ii)    UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral;

          (iii)    searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent's security interest in the Intellectual Property;

          (iv)    all stock or membership certificates, if any, evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock or transfer powers attached thereto;

          (v)    all instruments (excluding checks) and chattel paper in the possession of any of the Borrowers, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent's security interest in such instruments and chattel paper;

          (vi)    with respect to any Collateral held by a warehouseman or a bailee, such estoppel letter, consent and waiver from such warehousemen or bailee as may be reasonably required by the Administrative Agent;

          (vii)    in the case of any warehouse, plant or other real property material to the Borrowers' business that is leased by a Borrower, such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Administrative Agent;

          (viii)    with respect to the deposit accounts and securities accounts of the Borrowers, such control agreements as may be required by the Administrative Agent;

          (ix)    with respect to any Material Contract, such collateral assignment and consent to collateral assignment as may be required by the Administrative Agent; and

          (x)    such other duly executed agreements or consents as are necessary, in the Administrative Agent's reasonable discretion, to perfect the Administrative Agent's security interest in the Collateral.

        (e)    Real Property Collateral.    The Administrative Agent shall have received, in form and substance satisfactory to the Agents:

          (i)    fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each, as the same may be amended, modified, restated or supplemented from time to time, a "Mortgage Instrument" and collectively the "Mortgage Instruments") encumbering the fee interest in the properties listed in Schedule 4.1-2 as properties owned by the Borrowers and, to the extent required by the Administrative Agent, the leasehold interest in the properties listed in Schedule 4.1-2 as properties that are warehouses, plants or other real properties material to the conduct of the Borrowers' business and are leased by the Borrowers (each a "Mortgaged Property" and collectively the "Mortgaged Properties");

          (ii)    a title report in respect of each of the Mortgaged Properties;

          (iii)    with respect to each Mortgaged Property, an ALTA mortgagee title insurance policy issued by a title insurance company (the "Title Insurance Company") selected by the Administrative Agent and reasonably acceptable to the Parent Borrower (the "Mortgage Policies"), in amounts satisfactory to the Administrative Agent, assuring the Administrative Agent that each of the Mortgage Instruments creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policies shall be in form and substance reasonably satisfactory to the Administrative Agent and shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent;

          (iv)    evidence as to (A) whether any Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (B) if any Mortgaged Property is a Flood Hazard Property, (1) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (2) the applicable Borrower's written acknowledgment of receipt of written notification from the Administrative Agent (y) as to the fact that such Mortgaged Property is a Flood Hazard Property and (z) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of insurance policies or certificates of insurance of the Borrowers and their Subsidiaries evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the Lenders;

          (v)    maps or plats of an as-built survey of (A) the sites of the owned Mortgaged Properties and (B) to the extent reasonably required by the Administrative Agent, the leased Mortgaged Properties, in each case certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to each of the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor selected by the Parent Borrower and reasonably satisfactory to each of the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable

  Mortgage Policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites necessary to use the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to such map;

          (vi)    satisfactory environmental reviews of all owned Mortgaged Properties, including but not limited to Phase I environmental assessments, together with reliance letters in favor of the Lenders;

          (vii)    opinions of counsel to the Borrowers for each jurisdiction in which the Mortgaged Properties are located;

          (viii)    to the extent readily available, zoning letters from each municipality or other Governmental Authority for each jurisdiction in which the Mortgaged Properties are located;

          (ix)    an appraisal of each owned Mortgaged Property, in form and substance satisfactory to the Administrative Agent; and

          (x)    to the extent requested by the Administrative Agent, with respect to each leased Mortgaged Property (i) a survey certified to the Administrative Agent by a firm of surveyors reasonably satisfactory to the Administrative Agent and (ii) a landlord waiver in form and substance satisfactory to the Administrative Agent.

        (f)    Liability, Casualty and Business Interruption Insurance.    The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability and casualty insurance meeting the requirements set forth herein or in the Security Documents and business interruption insurance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall be named as additional loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to such insurance, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

        (g)    Fees.    The Administrative Agent and the Lenders shall have received all fees, if any, then owing pursuant to the Fee Letter and Section 2.5.

        (h)    Litigation.    There shall not exist any material pending litigation, investigation, bankruptcy or insolvency, injunction, order or claim with respect to any Borrower or any of its Subsidiaries, this Agreement and the other Credit Documents or the IPO, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.

        (i)    Solvency Certificate.    The Administrative Agent shall have received an officer's certificate prepared by the chief financial officer of the Parent Borrower as to the financial condition, solvency and related matters of each Borrower, in each case after giving effect to the IPO and the initial borrowings under the Credit Documents, in substantially the form of Schedule 4.1-3 hereto.

        (j)    Account Designation Letter.    The Administrative Agent shall have received the executed Account Designation Letter in the form of Schedule 1.1-1hereto.

        (k)    Corporate Structure.    The corporate, capital and ownership structure of the Borrowers and their Subsidiaries (after giving effect to the IPO) shall be as described in Schedule 3.12, and shall otherwise be reasonably satisfactory to the Administrative Agent and the Lenders. The Administrative Agent and the Lenders shall be reasonably satisfied with the management of the Borrowers and their Subsidiaries and with all legal, tax, accounting, business and other matters relating the IPO or to the Borrowers and their Subsidiaries, in each case after giving effect to the IPO.

        (l)    Transaction Documents.    The Administrative Agent shall have reviewed and approved in its sole discretion all of the Transaction Documents and there shall not have been any material modification, amendment, supplement or waiver to the Transaction Documents without the prior written consent of the Administrative Agent, and the IPO shall have been consummated in accordance with the terms of the Transaction Documents (without waiver of any conditions precedent to the obligations of any party thereto). The Administrative Agent shall be reasonably satisfied with the aggregate amount of fees and expenses payable in connection with the consummation of the IPO. The Administrative Agent shall have received a copy, certified by an officer of the Parent Borrower as true and complete, of each Transaction Document as originally executed and delivered, together with all exhibits and schedules thereto.

        (m)    IPO Proceeds.    The Parent Borrower shall have received (or simultaneously with the closing of the Loans hereunder, the Parent Borrower will receive) gross cash equity proceeds from the IPO in an amount not less than $40,000,000 on terms and conditions reasonably acceptable to the Administrative Agent.

        (n)    Consents.    The Administrative Agent shall have received evidence that all governmental, shareholder, board of director and third party consents and approvals necessary in connection with the financings and other transactions contemplated hereby (including the IPO) have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of such transactions.

        (o)    Due Diligence.    The Administrative Agent and the Arranger (i) shall have completed in form and scope reasonably satisfactory thereto their business, legal, financial and environmental due diligence of the Borrowers and their Subsidiaries (including due diligence relating to management, strategy, material customers and contracts) and (ii) shall have received a formal review of the Borrowers' and their Subsidiaries' outstanding accounts receivable, contract processing procedures and accounts receivable billing procedures, in form and substance reasonably satisfactory to the Administrative Agent and the Arranger.

        (p)    Compliance with Laws.    The financings and other transactions contemplated hereby shall be in compliance with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

        (q)    Bankruptcy.    There shall be no bankruptcy or insolvency proceedings with respect to the any Borrower or any of its Subsidiaries.

        (r)    Material Adverse Effect.    No material adverse change shall have occurred since December 31, 2001 in the business, properties, operations or financial condition of the Parent Borrower or any of its Subsidiaries.

        (s)    Minimum Pro Forma EBITDA.    The Administrative Agent shall have received evidence reasonably satisfactory thereto provided by the Parent Borrower that Pro Forma EBITDA of the Borrowers and their Subsidiaries is not less than $9,300,000 for the twelve fiscal month period ending as of the fiscal quarter end most recently occurring prior to the Closing Date for which such information is available.

        (t)    Financial Statements.    The Administrative Agent shall have received copies of the financial statements and other financial information referred to in Section 3.1 hereof, each in form and substance satisfactory to it.

        (u)    Termination of Existing Funded Debt.    All existing Funded Debt of the Parent Borrower and its Subsidiaries (other than the Funded Debt listed on Schedule 6.1(b)), after giving effect to the IPO, shall have been repaid in full and terminated and all Liens relating thereto shall have been terminated.

        (v)    Officer's Certificates.    The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Parent Borrower as of the Closing Date stating that (i) except as disclosed to the Administrative Agent in writing, no pending or, to the knowledge of any Borrower, threatened litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any Borrower or any of its Subsidiaries, this Agreement and the other Credit Documents or the IPO, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date and (ii) immediately after giving effect to this Credit Agreement (including the initial Extensions of Credit hereunder), the other Credit Documents, the IPO and the Transaction Documents and all the transactions contemplated therein to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (C) the Borrowers are in compliance with each of the financial covenants set forth in Section 5.9 on a pro forma basis (which for purposes hereof shall be calculated in the manner set forth on Schedule 4.1-4), and demonstrating compliance with such financial covenants.

        (w)    Borrowing Base Certificate.    The Lenders shall have received a certificate from the chief financial officer of the Parent Borrower substantially in the form of Schedule 5.2(h), attached hereto detailing the Borrowing Base (i) as of the most recent month end if the Closing Date occurs after the 15thday of the month and (ii) as of the second most recent month end if the Closing Date occurs prior to the 15th day of the month.

        (x)    Additional Matters.    All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

        Section 4.2    Conditions to All Extensions of Credit.

        The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

        (a)    Representations and Warranties.    The representations and warranties made by the Borrowers herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct on and as of the date of such Extension of Credit as if made on and as of such date, except for those representations and warranties made as of a specific date.

        (b)    No Default or Event of Default.    No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to such Extension of Credit.

        (c)    Compliance with Commitments.    Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of outstanding Revolving Loans plus outstanding Swingline Loans plus outstanding LOC Obligations shall not exceed the lesser of (x) the Revolving Committed Amount and (y) the Borrowing Base, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the Swingline Loans shall not exceed the Swingline Committed Amount.

        (d)    Additional Conditions to Revolving Loans.    If a Revolving Loan is requested, all conditions set forth in Section 2.1 shall have been satisfied.

        (e)    Additional Conditions to Letters of Credit.    If the issuance of a Letter of Credit is requested, all conditions set forth in Section 2.2 shall have been satisfied.

        (f)    Additional Conditions to Swingline Loans.    If a Swingline Loan is requested, all conditions set forth in Section 2.3 shall have been satisfied.

        Each request for an Extension of Credit and each acceptance by the Borrowers of any such Extension of Credit shall be deemed to constitute representations and warranties by the Borrowers as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) through (f) of this Section have been satisfied.

ARTICLE V
AFFIRMATIVE COVENANTS

        The Borrowers hereby covenant and agree that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Borrowers' Obligations together with interest, Commitment Fee and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, the Borrowers shall, and shall cause each of their Subsidiaries (other than in the case of Sections 5.1, 5.2 or 5.7 hereof), to:

        Section 5.1    Financial Statements.

        Furnish to the Administrative Agent and each of the Lenders:

        (a)    Annual Financial Statements.    As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Parent Borrower, a copy of the consolidated and consolidating (upon the reasonable request of the Administrative Agent) balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating (upon the reasonable request of the Administrative Agent) statements of income and retained earnings and of cash flows of the Parent Borrower and its consolidated Subsidiaries for such year which, other than in the case of the consolidating statements (to the extent required), shall be audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

        (b)    Quarterly Financial Statements.    As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower, a copy of the consolidated and consolidating (upon the reasonable request of the Administrative Agent) balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such period and related consolidated and consolidating (upon the reasonable request of the Administrative Agent) statements of income and retained earnings and of cash flows for the Parent Borrower and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated and consolidating (to the extent required) figures for the corresponding period or periods of the preceding fiscal year and current year budget (subject to normal recurring year-end audit adjustments);

        (c)    Monthly Financial Statements.    As soon as available and in any event within thirty (30) days after the end of each fiscal month of the Parent Borrower, a consolidated and consolidating (upon the reasonable request of the Administrative Agent) balance sheet of the Parent and its consolidated Subsidiaries as at the end of such period and related consolidated and consolidating (upon the reasonable request of the Administrative Agent) statements of income and retained earnings and of cash flows for the Parent Borrower and its consolidated Subsidiaries for such monthly period and for the portion of the fiscal year ending with such period, including without limitation an accounts receivable analysis demonstrating billed and unbilled amounts, an accounts receivable aging report and such other information reasonably requested by the Administrative Agent, in each case setting forth in comparative form consolidated and consolidating (to the extent required) figures for the corresponding period or periods of the preceding fiscal year and current year budget (subject to normal recurring year-end audit adjustments), in form and detail reasonably satisfactory to the Administrative Agent; and

        (d)    Annual Operating Budget and Cash Flow.    As soon as available, but in any event within thirty (30) days after the end of each fiscal year, a copy of the detailed annual operating budget or plan including cash flow projections of the Parent Borrower and its Subsidiaries for the next four fiscal quarter period prepared on a quarterly basis, in form and detail reasonably acceptable to the Administrative Agent and the Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.3.

        Section 5.2    Certificates; Other Information.

        Furnish to the Administrative Agent and each of the Lenders:

        (a)    concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

        (b)    concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b) above, a certificate of a Responsible Officer in the form of Schedule 4.1-4 stating that, to the best of such Responsible Officer's knowledge, each of the Borrowers during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition contained in this Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with Section 5.9 as of the last day of such period and that the financial information provided have been prepared in accordance with GAAP applied consistently for the periods related thereto;

        (c)    within ninety (90) days after the end of each fiscal year of the Parent Borrower, a certificate containing information regarding the amount of all Asset Dispositions, Debt Issuances, and Equity Issuances that were made during the prior fiscal year and amounts received in connection with any Recovery Event during the prior fiscal year;

        (d)    promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Parent Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person;

        (e)    concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a management report (i) describing the operations and financial condition of the Borrowers for the quarter or year, as applicable, then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recently provided annual operating budget, and (iii) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of the Parent Borrower to the effect that such information fairly presents the results of operations and financial condition of the Borrowers as at the dates and for the periods indicated, subject to normal year end audit adjustments in the case of interim financial statements;

        (f)    promptly after the same are sent or upon their becoming available, copies of (i) all Securities and Exchange Commission reports of the Borrowers, (ii) all financial statements, reports, notices and proxy statements sent or made available by the Parent Borrower to its public equityholders, (iii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of the Borrowers with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (iv) all press releases and other written statements made available by any of the Borrowers to the public concerning material developments in the business of any of the Borrowers;

        (g)    (i) notice of the Parent Borrower's intention to proceed with a Permitted Acquisition not less than fifteen (15) Business Days prior to the consummation of such Permitted Acquisition and (ii) not less than five (5) Business Days prior to the consummation of any Permitted Acquisition:

          (A)    a reasonably detailed description of the material terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Target;

          (B)    audited financial statements of the Target for its two (2) most recent fiscal years prepared by independent certified public accountants reasonably acceptable to the Administrative Agent and unaudited fiscal year-to-date statements for the two (2) most recent interim periods, in each case to the extent available for such Target; provided that, notwithstanding the foregoing, if the Target would account for, on a pro forma basis, at least 25% of the Consolidated EBITDA of the Parent Borrower and its Subsidiaries for the twelve month period most recently ended for which information has been provided pursuant to Section 5.1(a) or 5.1(b), then audited financial statements or a financial review of the Target, as applicable, for its two (2) most recent fiscal years prepared by independent certified public accountants reasonably acceptable to the Administrative Agent shall be furnished to the Administrative Agent and each of the Lenders;

          (C)    consolidated projected income statements of the Parent Borrower and its consolidated Subsidiaries (giving effect to such Permitted Acquisition and the consolidation with the applicable Borrower of each relevant Target) for the four (4)-year period following the consummation of such Permitted Acquisition, in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments reasonably acceptable to the Administrative Agent;

          (D)    a certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Responsible Officer of the Parent Borrower (A) setting forth the best good faith estimate of the Total Consideration to be paid for each Target, (B) certifying that (y) such Permitted Acquisition complies with the requirements of this Credit Agreement and (z) after giving effect to such Permitted Acquisition and any borrowings in connection therewith, the Borrowers believe in good faith that they will have sufficient availability under the Revolving Commitments to meet the Borrowers' ongoing working capital requirements and (C) demonstrating compliance with clauses (b), (c), (d) and (e) of the definition of the Permitted Acquisition; and

          (E)    any due diligence reports (including, but not limited to, reports prepared by a firm of independent certified public accountant of nationally recognized standing and customer surveys) prepared by, or on behalf of, any Borrower with respect to the Target;

        (h)    as soon as available, but in any event within twenty-five (25) days (unless requested sooner by the Administrative Agent or the Required Lenders) after the end of each fiscal month, a Borrowing Base Certificate for the fiscal month most recently ended substantially in the form of Schedule .2(h) (as amended, restated, supplemented or otherwise modified from time to time), together with a summary report of billed and unbilled accounts receivable (including a summary of billed accounts receivable by aging category and unbilled accounts receivable due within 30 days), certified by the Chief Financial Officer, the Treasurer or the Controller of the Parent Borrower to be true and correct as of the end of such prior month thereof;

        (i)    concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b) above, a back log report in form and substance reasonably satisfactory to the Administrative Agent and consistent with back log reports historically created by the Borrowers; and

        (j)    promptly, such additional financial and other information (including, without limitation, information regarding account concentration and other matters pertaining to Material Contracts and details of billed and unbilled accounts receivable) as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request; provided, however, that in no event shall any Borrower be required to provide the Administrative Agent or any Lender any classified or other information provided to such Borrower by a Governmental Authority that the Borrower is prohibited from disclosing pursuant to applicable law or the direction of a Governmental Authority.

        Section 5.3    Payment of Taxes and Other Obligations.

        Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its taxes (Federal, state, local and any other taxes) and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, except when the amount or validity of any such taxes, or additional costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrowers.

        Section 5.4    Conduct of Business and Maintenance of Existence.

        Continue to engage in business of the same general type as conducted by it on the Closing Date; preserve, renew and keep in full force and effect its existence and good standing and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and to maintain its material goodwill except to the extent that failure to maintain such rights, privileges and franchises could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 5.5    Maintenance of Property; Insurance.

        (a)    Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear and obsolescence excepted).

        (b)    Maintain with financially sound and reputable insurance companies (i) insurance on all its property (including without limitation its tangible Collateral) and (ii) business interruption insurance, in each case insuring against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried. The Administrative Agent shall be named as additional loss payee or mortgagee, as its interest may appear, or an additional insured, as applicable, with respect to such insurance policies, and each provider of such insurance policies shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled. The present insurance coverage of the Borrowers as of the Closing Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 5.5(b).

        (c)    In case of any material loss, damage to or destruction of the Collateral of any Borrower or any part thereof, such Borrower shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral of any Borrower or any part thereof, such Borrower, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Borrower's cost and expense, (i) will promptly repair or replace the Collateral of such Borrower so lost, damaged or destroyed or (ii) shall apply such proceeds as set forth in Section 2.7(b)(iv).

        Section 5.6    Inspection of Property; Books and Records; Discussions.

        Keep proper books of records and accounts in which full, true and correct entries shall be made of all dealings and transactions in relation to its businesses and activities, such entries to be in conformity with GAAP and all Requirements of Law; and permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender, the Administrative Agent or any Lender (or any agent or designee of the Administrative Agent or any Lender) to visit and inspect (subject to any confidentiality and secrecy requirements imposed by any Governmental Authority) any of its properties, examine and make abstracts from any of its books and records and/or conduct an audit of its accounts receivable, at any reasonable time upon reasonable advance notice to the extent no Default or Event of Default shall have occurred and be continuing, and as often as may reasonably be desired, to discuss the business, operations, accounts receivable, properties and financial and other condition of the Borrowers and their Subsidiaries with officers and employees of the Borrowers and with its independent certified public accountants; provided that Borrowers shall only be responsible for the cost of one inspection or visit per year from any Lender (other than the Administrative Agent).

        Section 5.7    Notices.

        Give prompt notice (but in any event (x) within two (2) Business Days after any Borrower knows or has reason to know of the events described in subsection (a) below and (y) within five (5) Business Days after any Borrower knows or has reason to know of any event described in subsections (b)-(j) below) thereof in writing to the Administrative Agent and the Lenders (or to the Administrative Agent with instructions to deliver same to the Lenders) of:

        (a)    the occurrence of any Default or Event of Default;

        (b)    the occurrence of any default or event of default under any Contractual Obligation of any Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $1,000,000;

        (c)    any litigation or any investigation or proceeding (i) affecting any Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $1,000,000, (ii) affecting or with respect to this Agreement or any other Credit Document or (iii) involving an environmental claim or potential liability under Environmental Laws in excess of $1,000,000;

        (d)    (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

        (e)    any notice of any material violation of any Requirement of Law received by any Borrower or any of its Subsidiaries from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws;

        (f)    any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

        (g)    any attachment, judgment, lien, levy or order exceeding $1,000,000 that may be assessed against or threatened against any Borrower other than Permitted Liens;

        (h)    any other development or event which could reasonably be expected to have a Material Adverse Effect;

        (i)    receipt by a Borrower of (i) a grand jury subpoena or (ii) a "show cause" notice from a Governmental Authority; and

        (j)    any intention by any Borrower to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers propose to take with respect thereto. In the case of any notice of a Default or Event of Default, the Parent Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

        Section 5.8    Environmental Laws.

        (a)    Comply in all material respects with, and take reasonable steps to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable steps to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

        (b)    Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

        (c)    Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrowers or any of their Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor as determined by a court of competent jurisdiction in a final and non-appealable judgment. The agreements in this paragraph shall survive repayment of the Borrowers' Obligations.

        Section 5.9    Financial Covenants.

        Commencing on the day immediately following the First Amendment Effective Date, the Borrowers shall comply with the following financial covenants:

        (a)    Leverage Ratio.    The Leverage Ratio as of the last day of each fiscal quarter of the Parent Borrower and its Subsidiaries occurring during the periods set forth below shall be less than or equal to the ratios corresponding to such periods:

Period	Maximum Ratio
First Amendment Effective Date through September 30, 2004	3.00 to 1.0
October 1, 2004 through September 30, 2005	2.75 to 1.0
October 1, 2005 and thereafter	2.50 to 1.0

        (b)    [RESERVED]

        (c)    Fixed Charge Coverage Ratio.    The Fixed Charge Coverage Ratio as of the last day of each fiscal quarter of the Parent Borrower and its Subsidiaries shall be greater than or equal to 1.10 to 1.0.

        (d)    Consolidated Capital Expenditures.    Consolidated Capital Expenditures made in cash by the Parent Borrower and its Subsidiaries during any fiscal year shall not exceed 2.00% of Consolidated Gross Revenues plus the unused portion of Consolidated Capital Expenditures that would have been permitted in the previous fiscal year in an amount not to exceed $1,000,000.

        (e)    Consolidated Net Worth. Consolidated Net Worth shall not at any time be less than the sum of (i) $69,000,000 plus (ii) on a cumulative basis as of the end of each fiscal quarter of the Parent Borrower, commencing with the fiscal quarter ending March 31, 2004, an amount equal to 50% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended plus (iii) an amount equal to 100% of the Net Cash Proceeds from any Equity Issuance occurring after the First Amendment Effective Date.

        For purposes of computing the financial covenants set forth in Section 5.9 (other than the financial covenant set forth in Section 5.9(d)), for any applicable test period, any Permitted Acquisition (and for purposes hereof, the MATCOM Acquisition) or permitted sale of assets (including a stock sale) shall have been deemed to have taken place as of the first day of such applicable test period (giving effect on such day to the incurrence or satisfaction of any Funded Debt in connection with such Permitted Acquisition).

        Section 5.10    Additional Subsidiary Borrowers.

        The Borrowers will cause each of their Domestic Subsidiaries, whether newly formed, after acquired or otherwise existing, to promptly (and in any event within thirty (30) days after such Domestic Subsidiary is formed or acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) become a Borrower hereunder by way of execution of a Joinder Agreement. In connection therewith, the Borrowers shall give notice to the Administrative Agent not less than fifteen (15) days prior to creating a Subsidiary, or acquiring the Capital Stock of any other Person. The Borrowers' Obligations shall be secured by, among other things, a first priority perfected security interest in the Collateral of the Additional Borrower and a pledge of 100% of the Capital Stock of the Additional Borrower and its Domestic Subsidiaries and 65% (or such higher percentage that would not result in material adverse tax consequences for such Additional Borrower) of the voting Capital Stock and 100% of the non-voting Capital Stock of its first-tier Foreign Subsidiaries. In connection with the foregoing, the Borrowers shall deliver to the Administrative Agent, with respect to each Additional Borrower to the extent applicable, substantially the same documentation required pursuant to Sections 4.1(b)-(f) and such other documents or agreements as the Administrative Agent may reasonably request. A Subsidiary which is formed or acquired after the Closing Date shall only be deemed a "Borrower", a "Subsidiary Borrower" or a "Subsidiary" under this Agreement, and each of the other agreements contemplated hereby, on and after the date such Subsidiary becomes a party to this Agreement.

        Section 5.11    Compliance with Law.

        Each Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

        Section 5.12    Pledged Assets.

        (a)    Each Borrower will, and will cause each of its Subsidiaries to, cause 100% of the Capital Stock of each of its direct or indirect Domestic Subsidiaries and 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of each of its first-tier Foreign Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent for the ratable benefit of the Lenders pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request.

        (b)    If, subsequent to the Closing Date, a Borrower shall acquire any securities, instruments (except checks), chattel paper or other personal property required for perfection and/or priority to be delivered to the Administrative Agent as Collateral hereunder or under any of the Security Documents, the Borrower shall promptly (and in any event within three (3) Business Days) after such acquisition notify the Administrative Agent in writing of same. Each Borrower shall, and shall cause each of its Subsidiaries to, take such action at its own expense as may be necessary or otherwise requested by the Administrative Agent (including, without limitation, any of the actions described in Sections 4.1(e) and (f) hereof) to ensure that the Administrative Agent has a first priority perfected Lien to secure the Borrowers' Obligations in (i) all personal property Collateral of the Borrowers located in the United States, (ii) to the extent deemed to be material by the Administrative Agent in its reasonable discretion, all other personal property Collateral of the Borrowers and (iii) to the extent required by the Administrative Agent in its reasonable discretion, all real property owned by the Borrowers, subject in each case only to Permitted Liens.

        (c)    If, subsequent to the Closing Date, a Borrower acquires a fee interest in any real property, such Borrower shall deliver to the Administrative Agent within 90 days following the date of such acquisition, such Mortgage Instruments and other documentation as necessary to perfect the Administrative Agent's security interest therein in accordance with the provisions of Section 4.1(f).

        (d)    If, subsequent to the Closing Date, a Borrower leases a warehouse, plant or other real property material to such Borrower's business, such Borrower shall deliver to the Administrative Agent within 90 days following the date of such lease such estoppel letters, consents and waivers from the landlord on such real property as may be required by the Administrative Agent or to the extent deemed necessary by the Administrative Agent, leasehold mortgages in accordance with the provisions of Section 4.1(f).

        Section 5.13    Covenants Regarding Intellectual Property.

        (a)    Each Borrower shall notify the Administrative Agent promptly if it knows that any application, letters patent or registration relating to any Patent, Patent License, Trademark or Trademark License of such Borrower or any of its Subsidiaries may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding such Borrower's or any of its Subsidiary's ownership of any Patent or Trademark, its right to patent or register the same, or to enforce, keep and maintain the same, or its rights under any Patent License or Trademark License.

        (b)    Each Borrower shall notify the Administrative Agent promptly after it knows of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court) regarding any Copyright or Copyright License of such Borrower or any of its Subsidiaries, whether (i) such Copyright or Copyright License may become invalid or unenforceable prior to its expiration or termination, or (ii) such Borrower's or any of its Subsidiary's ownership of such Copyright, its right to register the same or to enforce, keep and maintain the same, or its rights under such Copyright License, may become adversely affected in any material respect.

  (c)    (i) Each Borrower shall promptly notify the Administrative Agent of any filing by such Borrower or any of its Domestic Subsidiaries, either itself or through any agent, employee, licensee or designee (but in no event later than the fifteenth day following such filing), of any application for registration of any Intellectual Property with the United States Copyright Office or United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof.

          (ii)    Concurrently with the delivery of the quarterly and annual financial statements of the Borrower pursuant to Section 5.1(a) and (b) hereof, the Borrower shall provide to the Administrative Agent and its counsel a complete and correct list of all new Intellectual Property owned by or licensed to the Borrower or any of its Domestic Subsidiaries with respect to which the Administrative Agent has not filed a notice of grant of security interest with the United States Patent and Trademark Office or the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, as applicable.

          (iii)    Upon request of the Administrative Agent, each Borrower shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in the Intellectual Property and the general intangibles (including goodwill) related thereto or represented thereby.

        (d)    The Borrowers and their Subsidiaries will take all necessary actions, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain each item of material Intellectual Property of the Borrowers and their Subsidiaries, including, without limitation, payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

        (e)    In the event that any Borrower becomes aware that any Intellectual Property is infringed, misappropriated or diluted by a third party in any material respect, such Borrower shall notify the Administrative Agent promptly after it learns thereof and shall, unless the such Borrower shall reasonably determine that such Intellectual Property is not material to the business of the Borrowers and their Subsidiaries taken as a whole, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as such Borrower shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

        Section 5.14    Deposit and Securities Accounts.

        Schedule 5.14 sets forth each of the deposit and securities accounts of the Borrowers as of the Closing Date. Prior to the date which is ninety (90) days after the Closing Date, the Borrowers shall have established (and shall thereafter maintain) each of their deposit and securities accounts with (a) a Lender or (b) a financial institution that shall have entered into an account control agreement in form and substance satisfactory to the Administrative Agent. Without limiting the foregoing requirements, upon the request of the Administrative Agent or upon the occurrence of an Event of Default, the Borrowers shall promptly execute such account control agreements and/or other documentation as deemed necessary by the Administrative Agent to perfect and to obtain or maintain the priority of the Administrative Agent's security interest in all of the Borrowers' deposit and securities accounts.

        Section 5.15    Post-Closing Items; Further Assurances.

        (a)    Landlord Waivers.    Within 90 days after the Closing Date, the Borrowers will use their commercially reasonable best efforts to deliver to the Administrative Agent landlord waivers for the leasehold locations in Colorado Springs (Bijou), Colorado, McLean, Virginia and Rockville, Maryland, in form and substance reasonably satisfactory to the Administrative Agent.

        (b)    Federal Assignment of Claims Act.    Within 60 days after the First Amendment Effective Date (or such extended period of time as agreed to by the Administrative Agent), the Borrowers will execute all documents necessary to comply with the Federal Assignment of Claims Act and comparable state law with respect to the accounts arising from the Material Government Contracts and such other Government Contracts as reasonably required by the Administrative Agent (to the extent not already delivered to the Administrative Agent), such documents to be held in escrow by the Administrative Agent in accordance with the terms of Section 5(f) of the Security Agreement.

        (c)    Field Exam.    Within 30 days after the First Amendment Effective Date, the Administrative Agent shall have received the results of a field audit with respect to the Accounts of the Parent Borrower and its Subsidiaries. Such field audit shall be in form and substance reasonably satisfactory to the Administrative Agent.

        (d)    Further Assurances.    Upon the request of the Administrative Agent promptly perform or cause to be performed any and all acts (including, without limitation, subject to the terms of the Security Agreement, all acts required to comply with the Federal Assignment of Claims Act and comparable state law) and execute or cause to be executed any and all documents (including, without limitation, subject to the terms of the Security Agreement, all documents necessary to comply with the Federal Assignment of Claims Act and comparable state law) which are necessary or advisable to create or maintain in favor of the Administrative Agent, for the ratable benefit of the Lenders, first priority Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

ARTICLE VI
NEGATIVE COVENANTS

        The Borrowers hereby covenant and agree that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Borrowers' Obligations together with interest, Commitment Fee and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full that:

        Section 6.1    Indebtedness.

        Each of the Borrowers will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

        (a)    Indebtedness arising or existing under this Agreement and the other Credit Documents;

        (b)    Indebtedness existing as of the Closing Date set forth in Schedule 6.1(b)) hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

        (c)    Indebtedness incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total amount of all such Indebtedness shall not exceed $1,000,000 at any time outstanding;

        (d)    Unsecured intercompany Indebtedness among the Borrowers; provided that any such Indebtedness shall be fully subordinated to the Borrowers' Obligations hereunder on terms reasonably satisfactory to the Administrative Agent;

        (e)    Indebtedness and obligations owing under Hedging Agreements relating to the Loans hereunder and other Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

        (f)    Indebtedness and obligations of Borrowers owing under documentary letters of credit for the purchase of goods or other merchandise (but not under standby, direct pay or other letters of credit except for the Letters of Credit permitted hereunder) generally;

        (g)    earnout obligations incurred in connection with the MATCOM Acquisition;

        (h)    (i) Subordinated Indebtedness consisting of seller notes or earnout obligations incurred in connection with Permitted Acquisitions that constitutes all or a portion of the Total Consideration for such Permitted Acquisitions and (ii) Indebtedness assumed in connection with Permitted Acquisitions (including Indebtedness of a Person existing at the time such Person becomes a Subsidiary) that constitutes all or a portion of the Total Consideration for such Permitted Acquisitions, so long as such Indebtedness was not incurred in contemplation of any such Permitted Acquisition; provided that the total Indebtedness in clauses (i) and (ii) above shall not exceed $10,000,000 during the term of this Agreement and not more than $5,000,000 of such Indebtedness may be of the type described in clause (ii);

        (i)    Guaranty Obligations of any Borrower with respect to obligations of a Borrower to suppliers, licensors or lessors to the extent such obligations are incurred in the ordinary course of business and otherwise permitted hereunder; and

        (j)    other Indebtedness of the Borrowers and their Subsidiaries which does not exceed $3,500,000 in the aggregate at any time outstanding.

        Section 6.2    Liens.

        Each of the Borrowers will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens. Notwithstanding the foregoing, if a Borrower shall grant a Lien on any of its assets in violation of this Section 6.2, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such assets in favor of the Administrative Agent for the ratable benefit of the Lenders, to the extent such a Lien has not already been granted to the Administrative Agent.

        Section 6.3    Nature of Business.

        Each of the Borrowers will not, nor will it permit any Subsidiary to, alter the character of its business in any material respect from that conducted as of the Closing Date.

        Section 6.4    Consolidation, Merger, Sale or Purchase of Assets, etc.

        Each of the Borrowers will not, nor will it permit any Subsidiary to:

        (a)    dissolve, liquidate or wind up its affairs, sell, transfer, lease to a third party or otherwise dispose of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

          (i)    Specified Sales;

          (ii)    the disposition of property or assets as a result of a Recovery Event;

          (iii)    the sale, lease, transfer or other disposition of property and assets no longer used or useful in the conduct of the business of the Borrower or any of its Subsidiaries (including the disposition of superfluous, obsolete or uneconomic property and/or assets acquired in connection with any Permitted Acquisition, subject to the provisions of Section 2.7(b)(ii));

          (iv)    the sale, lease or transfer of property or assets between Borrowers, so long as the Liens of the Administrative Agent for the ratable benefit of the Lenders with respect to such property or assets remain in full force and effect and fully perfected after giving effect to such transaction and the attachment and priority of such Liens remains unchanged;

          (v)    the sale, lease or transfer of property or assets not to exceed $1,000,000 in the aggregate in any fiscal year and $2,000,000 in the aggregate during the term of this Agreement; and

          (vi)    the sale, grant or transfer of licenses and sublicenses in the ordinary course of business;

provided, that in each case (other than with respect to clause (iv) above) (A) at least 50% of the consideration received therefor by any Borrower or any such Subsidiary shall be in the form of cash or Cash Equivalents, (B) after giving effect to the sale, lease, transfer or other disposition of such property or assets and the repayment of Indebtedness (if any) with the proceeds thereof, the Borrowers shall be in compliance on a pro forma basis with the financial covenants set forth in Section 5.9 hereof and shall be in compliance with all other terms and conditions of this Agreement, and (C) no Event of Default shall exist or shall result from such sale, lease, transfer or other disposition of property or assets; provided, further, that with respect to any sale or transfer of property or assets permitted hereunder to an unrelated third party, the Administrative Agent shall be entitled, without the consent of the Lenders or the Required Lenders, to release its Liens relating to the particular property or assets sold; or

        (b)    (i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person (other than purchases or other acquisitions of inventory, materials, property, equipment and intellectual property in the ordinary course of business, except as otherwise limited or prohibited herein) or (ii) enter into any transaction of merger or consolidation, except for (A) investments or acquisitions (including Permitted Acquisitions) permitted pursuant to Section 6.5, (B) the merger or consolidation of a Borrower with and into another Borrower; provided that if the Parent Borrower is a party thereto, the Parent Borrower will be the surviving corporation, and (C) the MATCOM Acquisition and the transactions related thereto.

        Section 6.5    Advances, Investments and Loans.

        Each of the Borrowers will not, nor will it permit any Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any Capital Stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.

        Section 6.6    Transactions with Affiliates.

        Except as permitted in subsection (iv) of the definition of Permitted Investments and as it relates to reasonable compensation and employment arrangements approved by the Board of Directors of each Borrower, each of the Borrowers will not, nor will it permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

        Section 6.7    Ownership of Subsidiaries; Restrictions.

        Each of the Borrowers will not, nor will it permit any Subsidiary to, create, form or acquire any Subsidiaries (excluding for purposes hereof a Subsidiary which is created for the purposes of acquiring a Person in connection with a Permitted Acquisition to the extent such Subsidiary is merged with or into such Person upon the consummation of such Permitted Acquisition and the surviving Person becomes a Borrower hereunder pursuant to Section 5.10 hereof), except for wholly-owned Domestic

Subsidiaries which are joined as Additional Borrowers in accordance with the terms hereof. Each of the Borrowers (other than the Parent Borrower to the extent not otherwise prohibited hereunder) will not, nor will it permit any Subsidiary to, sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of its Subsidiaries, nor will it, or permit any Subsidiary to, issue, sell, transfer, pledge or otherwise dispose of any of its Capital Stock or other equity interests, except as required by the Credit Documents or pursuant to a transaction permitted by Section 6.4(a)(iv).

        Section 6.8    Fiscal Year; Organizational Documents; Material Contracts.

        Each of the Borrowers will not, nor will it permit any of its Subsidiaries to, change its fiscal year. Each of the Borrowers will not, nor will they permit any of its Subsidiaries to, amend, modify or change their articles of incorporation (or corporate charter or other similar organizational document), operating agreement or bylaws (or other similar document) in any material respect without the prior written consent of the Required Lenders. Each of the Borrowers will not, nor will it permit any of its Subsidiaries to, without the prior written consent of the Administrative Agent, amend, modify, cancel or terminate or fail to renew or extend or permit the amendment, modification, cancellation or termination of any of the Material Contracts (other than in the ordinary course of business) or MATCOM Acquisition Documents, except in the event that such amendments, modifications, cancellations or terminations could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 6.9    Limitation on Restricted Actions.

        Each of the Borrowers will not, nor will it permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Borrower on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Borrower, (c) make loans or advances to any Borrower, (d) sell, lease or transfer any of its properties or assets to any Borrower, or (e) act as a Borrower and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(e) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or (iv) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

        Section 6.10    Restricted Payments.

        Each of the Borrowers will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the form of common stock or equivalent equity interests of such Person, (b) to make dividends or other distributions payable to any Borrower (directly or indirectly through Subsidiaries) and (c) to make earn-out payments with respect to the MATCOM Acquisition or other Permitted Acquisition at any time (including payment in full) so long as no Default or Event of Default exists (other than as a result of a cross-default to the Subordinated Debt that is triggered by a payment default under the Subordinated Debt or any other default under the Subordinated Debt that has been cured or waived before, or on condition of, the payment) or would result from such payments and so long, as after giving effect to any such payment, (i) the Borrowers are in compliance with all financial covenants set forth in Section 5.9 on a pro forma basis, (ii) the Borrower has not less than $15,000,000 of availability under the lesser of the Revolving Committed Amount and the Borrowing Base, and (iii) either (A) the Leverage Ratio of the Borrowers on a consolidated basis is less than 1.25 to 1.0 on a pro forma basis or (B) the Term Loan has been paid in full.

        Section 6.11    Sale Leasebacks.

        Each of the Borrowers will not, nor will it permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to a Person which is not a Borrower or a Subsidiary thereof or (b) which any Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by any Borrower or any of its Subsidiaries to another Person which is not a Borrower or Subsidiary thereof in connection with such lease.

        Section 6.12    No Further Negative Pledges.

        Each of the Borrowers will not, nor will it permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security to secure obligations under such agreement if security is given for some other obligation, except (a) pursuant to this Agreement and the other Credit Documents, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, and (d) restrictions on the creation of Liens on Government Contracts under applicable laws.

        Section 6.13    Amendment of Subordinated Indebtedness.

        Each of the Borrowers will not, nor will it permit any Subsidiary to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Subordinated Debt of such Borrower or Subsidiary if such amendment or modification would add or change any terms in a manner adverse to the Lenders, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

        Section 6.14    Management Fees.

        Each of the Borrowers will not, nor will it permit any Subsidiary to, directly or indirectly, pay any management, consulting or similar fees to any Affiliate or to any manager, director, officer or employee of the Borrowers or any of their Subsidiaries without the prior written consent of the Administrative Agent.

ARTICLE VII
EVENTS OF DEFAULT

        Section 7.1    Events of Default.

        An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a)    (i) The Borrowers shall fail to pay any principal on any Loan when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof; or (ii) the Borrowers shall fail to reimburse the Issuing Lender for any LOC Obligations when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof; or (iii) the Borrowers shall fail to pay any interest on any Loan or other Borrower Obligation or any fee or other amount payable hereunder when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof and such failure to pay shall continue unremedied for five (5) Business Days; or

          (b)    Any representation or warranty made or deemed made herein, in the Security Documents or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

          (c)    (i) Any Borrower shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.1(a), 5.1(b), 5.2(d), 5.2(e), 5.2(f), 5.2(g), 5.2(j), 5.4, 5.7 or 5.9 or Article VI hereof; (ii) any Borrower shall fail to comply with any covenant or agreement found in Sections 5.1(c), 5.2(a), 5.2(b), 5.2(c) or 5.2(h) and in the event such breach or failure to comply is reasonably capable of cure, is not cured within the time prescribed therein, or to the extent not prescribed therein, within five (5) days of its occurrence; or (iii) any Borrower shall fail to comply with any other covenant, contained in this Agreement or the other Credit Documents or any other agreement, document or instrument among any Borrower, the Administrative Agent and the Lenders or executed by any Borrower in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and in the event such breach or failure to comply is reasonably capable of cure, is not cured within the time prescribed therein, or to the extent not prescribed therein, within thirty (30) days of its occurrence; or

          (d)    Any Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Indebtedness hereunder) in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrowers and their Subsidiaries beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Indebtedness hereunder) in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrowers and their Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

          (e)    (i) Any Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to have it judged bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii)

  above; or (v) any Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (f)    One or more judgments, orders, decrees or arbitration awards shall be entered against any Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by third-party insurance) of $1,000,000 or more and all such judgments, orders, decrees or arbitration awards shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 30 Business Days from the entry thereof or any injunction, temporary restraining order or similar decree shall be issued against any Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect; or

          (g)    (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of any Borrower, any of its Subsidiaries or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect in the reasonable determination of the Lenders; or

          (h)    There shall occur a Change of Control; or

          (i)    Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive) or any Lien shall fail to be a first priority perfected Lien (subject to Permitted Liens) on a material portion of the Collateral; or

          (j)    Any uninsured damage to or loss, theft or destruction of any assets of any Borrower or any of its Subsidiaries shall occur that is in excess of $2,000,000; or

          (k)    A default under any Material Government Contract or other Material Contract shall exist beyond (i) the expiration of any cure period available to any Borrower or Subsidiary party thereto pursuant to the terms of such Material Government Contract or other Material Contract or (ii) the date on which the other contracting party is entitled to exercise its rights and remedies under such Material Government Contract or other Material Contract as a consequence of such default, and the effect of any such default would reasonably be expected to have a Material Adverse Effect; or

          (l)    (i) Any Borrower or any Subsidiary thereof is debarred or suspended from contracting with any Governmental Authority; or (ii) a notice of debarment or suspension has been issued to or received by any Borrower or any Subsidiary thereof; or (iii) an investigation by any Governmental Authority relating to any Borrower or any Subsidiary thereof and involving fraud, deception or willful misconduct shall have been commenced in connection with any Government

  Contract or other Material Contract or any Borrower's or any Subsidiary's activities which would reasonably be expected to have a Material Adverse Effect; or (iv) the actual termination of a Government Contract or other Material Contract due to alleged fraud, deception or willful misconduct which would reasonably be expected to have a Material Adverse Effect.

        Section 7.2    Acceleration; Remedies.

        Upon the occurrence and during the continuation of an Event of Default, then, (a) if such event is an Event of Default specified in Section 7.1(e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other Borrowers' Obligations under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and the Borrowers shall immediately pay to the Administrative Agent for the ratable account of the Revolving Lenders cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount which may be drawn under Letters of Credit then outstanding and (b) if such event is any other Event of Default, any of the following actions may be taken: with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, (i) by notice to the Parent Borrower declare all or any portion of the Commitments to be terminated forthwith, whereupon such Commitments shall immediately terminate, (ii) by notice of default to the Parent Borrower, declare the Loans (with accrued interest thereon) and all other Borrowers' Obligations under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) to be due and payable forthwith and direct the Borrowers to pay to the Administrative Agent for the ratable account of the Revolving Lenders cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable, (iii) hire, at the expense of the Borrowers, one or more consultants and the Borrowers agree to cooperate with such consultants, (iv) exercise any rights or remedies of the Administrative Agent or the Lenders under this Agreement or any other Credit Document, including, without limitation, any rights or remedies with respect to the Collateral, and (v) exercise any rights or remedies available to the Administrative Agent or Lenders under applicable law.

ARTICLE VIII
THE AGENT

        Section 8.1    Appointment.

        Each Lender hereby irrevocably designates and appoints Wachovia as the Administrative Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes Wachovia, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

        Section 8.2    Delegation of Duties.

        The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint one of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrowers and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

        Section 8.3    Exculpatory Provisions.

        Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of the Borrowers to perform their obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by the Borrowers of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers.

        Section 8.4    Reliance by Administrative Agent.

        The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and (b) the Administrative Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

        Section 8.5    Notice of Default.

        The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Parent Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

        Section 8.6    Non-Reliance on Administrative Agent and Other Lenders.

        Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates; provided that the Administrative Agent will promptly furnish to the Lenders a copy of any field exam with respect to the Borrowers prepared or received by the Administrative Agent.

        Section 8.7    Indemnification.

        The Lenders agree to indemnify the Administrative Agent in its capacity hereunder (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section 8.7 shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

        Section 8.8    Administrative Agent in Its Individual Capacity.

        The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers, their Subsidiaries and Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

        Section 8.9    Successor Administrative Agent.

        The Administrative Agent may resign as Administrative Agent upon 30 days' prior notice to the Parent Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the Notes, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Parent Borrower with such approval not to be unreasonably withheld (provided, however if an Event of Default shall exist at such time, no approval of the Borrowers shall be required hereunder), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

        Section 8.10    Nature of Duties.

        Except as otherwise expressly stated herein, any agent (other than the Administrative Agent) or co-lead arranger listed from time to time on the cover page of this Agreement shall have no obligations, responsibilities or duties under this Agreement or under any other Credit Document other than obligations, responsibilities and duties applicable to all Lenders in their capacity as Lenders; provided, however, that such agents and co-lead arrangers shall be entitled to the same rights, protections, exculpations and indemnifications granted to the Administrative Agent under this Article VIII in their capacity as an agent or co-lead arranger.

ARTICLE IX
MISCELLANEOUS

        Section 9.1    Amendments, Waivers and Release of Collateral.

        Neither this Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified, nor may a consent to any departure by any Borrower from the terms hereof or thereof be effective, except in accordance with the provisions of this Section, nor may any Collateral be released except as specifically provided herein or in the Security Documents or in accordance with the provisions of this Section 9.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder, (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences, or (c) consent to the departure by any Borrower from the terms of this Agreement or any other Credit Document; provided, however, that no such waiver, amendment, supplement, modification, release or consent shall:

          (i)    (A) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, (B) extend the expiration date of a Letter of Credit beyond the Maturity Date, (C) reduce the stated rate of any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend the scheduled date of any payment thereof, or (D)

  increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby, or

          (ii)    amend, modify or waive any provision of this Section 9.1 or change the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders, or

          (iii)    amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent, or

          (iv)    release any Borrower from its obligations under the Credit Documents without the written consent of all of the Lenders, or

          (v)    release all or substantially all of the Collateral, without the written consent of all of the Lenders, or

          (vi)    amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of all of the Required Lenders or Lenders as appropriate and, provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent or the Issuing Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent and/or the Issuing Lender, as applicable, in addition to the Lenders required hereinabove to take such action; or

          (vii)    permit any Borrower to acquire any Person other than in connection with a Permitted Acquisition without the written consent or approval of the Required Lenders.

        Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Issuing Lender, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrowers, the other Borrowers, the Lenders, the Issuing Lender and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

        Notwithstanding any of the foregoing to the contrary, (x) the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9); provided, however, that the Administrative Agent will provide written notice to the Parent Borrower of any such amendment, modification or waiver. In addition, the Borrowers and the Lenders hereby authorize the Administrative Agent to modify this Agreement by unilaterally amending or supplementing Schedule 2.1(a) and Schedule 9.2 and Section 9.2 from time to time in the manner requested by the Parent Borrower, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans or change in the Administrative Agent as provided for hereunder; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Parent Borrower and each Lender, and (y) any waiver of, or modification to, Section 2.6(a) and Section 2.7(b)(ii)—(vi) or any definition used in such Section, shall only require the consent of the Required Lenders.

        Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding.

        Section 9.2    Notices.

        Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the next weekday following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Parent Borrower, the other Borrowers and the Administrative Agent, and as set forth on Schedule 9.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Parent Borrower and the Subsidiary Borrowers:
SI International, Inc.
12012 Sunset Hills Road (8th Floor)
Reston, VA 20190
Attention: Thomas E. Dunn, Executive Vice President and Chief Financial Officer
Telecopier: (703) 234-7500
Telephone: (703) 234-7003
with a copy to:
Shaw Pittman LLP 1650 Tysons Boulevard McLean, Virginia 22102-4859 Attention: Lawrence Yanowitch Telephone: 703.770.7784 Telecopier: 703.770.7901
The Administrative Agent:
Wachovia Bank, National Association, as Administrative Agent
Charlotte Plaza
201 South College Street, CP-8
Charlotte, North Carolina 28288-0680
Attention: Syndication Agency Services
Telecopier: (704) 383-0288
Telephone: (704) 383-3721
with a copy to:

Wachovia Bank, National Association
One Wachovia Center, NC-0760
Charlotte, North Carolina 28288-0760
Attention: Mr. Scott Santa Cruz or Mr. Richard Nelson
Telecopier: (704) 383-7611
Telephone: (704) 383-1988 (Mr. Santa Cruz)
Telephone: (704) 715-1445 (Mr. Nelson)

        Section 9.3    No Waiver; Cumulative Remedies.

        No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        Section 9.4    Survival of Representations and Warranties.

        All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

        Section 9.5    Payment of Expenses and Taxes.

        The Borrowers jointly and severally agree (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), and (c) on demand, to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their Affiliates harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans (all of the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrowers shall not have any obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender, as determined by a court of competent jurisdiction in a final and non-appealable judgment. The agreements in this Section 9.5 shall survive repayment of the Loans, Notes and all other amounts payable hereunder.

        Section 9.6    Successors and Assigns; Participations; Purchasing Lenders.

        (a)    This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement or the other Credit Documents without the prior written consent of each Lender.

        (b)    Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants")

participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of any participant if the Participant's participation is not increased as a result thereof), (ii) release all or substantially all of the Collateral, or (iii) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement. In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, provided that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

        (c)    Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time, sell or assign to any Lender or any affiliate or Related Fund thereof and, with the consent of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower (in each case, which consent shall not be unreasonably withheld), to one or more additional banks or financial institutions or entities ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement and the Notes in minimum amounts of $5,000,000 with respect to its Revolving Commitment or to the extent the Revolving Commitment shall have terminated, its Revolving Loans or its Term Loan (or, if less, the entire amount of such Lender's interests and obligations), pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate or Related Fund thereof, the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower), and delivered to the Administrative Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the Notes delivered to the Administrative Agent pursuant to such Commitment Transfer Supplement new Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date or the First Amendment Effective Date, as applicable, and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Parent Borrower marked "canceled".

        (d)    The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Parent Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (e)    Upon its receipt of a duly executed Commitment Transfer Supplement, together with payment to the Administrative Agent by the transferor Lender or the Purchasing Lender, as agreed between them, of a registration and processing fee of $3,500.00 for each Purchasing Lender (other than an affiliate of such Lender or a Related Fund) listed in such Commitment Transfer Supplement and the Notes subject to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Parent Borrower.

        (f)    The Borrowers authorize each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrowers and their Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement, in each case subject to Section 9.16.

        (g)    At the time of each assignment pursuant to this Section 9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Parent Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a 2.18 Certificate) described in Section 2.18.

        (h)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section 9.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

        Section 9.7    Adjustments; Set-off.

        (a)    Each Lender agrees that if any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(e), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

        (b)    In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrowers, or any part thereof in such amounts as such Lender may elect, against and on account of the Borrowers' Obligations and claims of every nature and description of the Administrative Agent and the Lenders against the Borrowers, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, whether or not such Lender, the Administrative Agent or any other Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured; provided that any amount received by a Lender pursuant to this Section 9.7(b) shall be transferred to the Administrative Agent and distributed in accordance with the terms of Section 2.12(b). The aforesaid right of set-off may be exercised by such Lender against the Borrowers or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrowers, or against anyone else claiming through or against the Borrowers or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Parent Borrower and the

Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

        Section 9.8    Table of Contents and Section Headings.

        The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

        Section 9.9    Counterparts.

        This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Parent Borrower and the Administrative Agent.

        Section 9.10    Effectiveness.

        This Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section 9.2 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

        Section 9.11    Severability.

        Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 9.12    Integration.

        This Agreement and the Notes represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrowers or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

        Section 9.13    Governing Law.

        This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina without giving effect to any such law that would require the application of the law of a jurisdiction other than the State of North Carolina to this Agreement and the Notes.

        Section 9.14    Consent to Jurisdiction and Service of Process.

        All judicial proceedings brought against the Borrowers with respect to this Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of North Carolina, and, by execution and delivery of this Agreement, each of the Borrowers accepts solely for purposes of matters arising out of this Agreement, any Note or any of the other Credit Documents, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Each of Borrowers irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrowers to be effective and binding service in every respect. Each of the Borrower, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Administrative Agent or any Lender to bring proceedings against the Borrowers in the court of any other jurisdiction.

        Section 9.15    Arbitration.

        (a)    Notwithstanding the provisions of Section 9.14 to the contrary, upon demand of any party hereto, whether made before or within three (3) months after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Credit Agreement and the other Credit Documents ("Disputes") between or among parties to this Credit Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Credit Agreement.

        Arbitration shall be conducted under and governed by the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then no more than a total extension of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties hereto do not waive applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Hedging Agreements.

        (b)    Notwithstanding the preceding binding arbitration provisions, the Agent, the Lenders and the Borrowers agree to preserve, without diminution, certain remedies that the Agent on behalf of the Lenders may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Agent on behalf of the Lenders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

        (c)    The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

        (d)    By execution and delivery of this Credit Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available.

        Section 9.16    Confidentiality.

        The Administrative Agent and each of the Lenders agrees that it will use its commercially reasonable efforts not to disclose without the prior consent of the Borrowers (other than to its employees, affiliates, auditors or counsel or to another Lender) any information with respect to the Borrowers and their Subsidiaries which is furnished pursuant to this Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which information is (i) designated by the Parent Borrower to the Lenders in writing as confidential, (ii) otherwise reasonably clear such information is not public, or (iii) information customarily kept as confidential in transactions of this nature, except that any Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this Section 9.16, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency or the National Association of Insurance Commissioners or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (d) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 9.6, provided that such prospective transferee shall have been made aware of this Section 9.16 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement, (e) to Gold Sheets and other similar bank trade publications (such information to consist of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications), and (f) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Credit Documents. Notwithstanding anything herein to the contrary, such Information shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Loans or Letters of Credit contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the Loans or Letters of Credit as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans or Letters of Credit contemplated hereby.

        Section 9.17    Acknowledgments.

        The Borrowers each hereby acknowledges that:

        (a)    it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

        (b)    neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers arising out of or in connection with this Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith is solely that of debtor and creditor; and

        (c)    no joint venture exists among the Lenders or among the Borrowers and the Lenders.

        Section 9.18    Waivers of Jury Trial.

        THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

PARENT BORROWER:	SI INTERNATIONAL, INC., a Delaware corporation
By:
Name:
Title:
SUBSIDIARY BORROWERS:	SI INTERNATIONAL TELECOM CORPORATION, a Delaware corporation
By:
Name:
Title:
SI INTERNATIONAL APPLICATION DEVELOPMENT, INC., a Maryland corporation
By:
Name:
Title:
SI INTERNATIONAL ENGINEERING, INC., a Colorado corporation
By:
Name:
Title:
SI INTERNATIONAL CONSULTING, INC., a Delaware corporation
By:
Name:
Title:
SI INTERNATIONAL LEARNING, INC., a Maryland corporation
By:
Name:
Title:

ADMINISTRATIVE AGENT AND LENDERS:
WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender
By:
Name:
Title:
BRANCH BANKING AND TRUST CO. OF VIRGINIA, as a Lender
By:
Name:
Title:
SUNTRUST BANK, a Georgia banking corporation, as a Lender
By:
Name:
Title:

QuickLinks

FIRST AMENDMENT TO CREDIT AGREEMENT
W I T N E S S E T H
TABLE OF CONTENTS
W I T N E S S E T H
ARTICLE I DEFINITIONS
ARTICLE II THE LOANS; AMOUNT AND TERMS
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV CONDITIONS PRECEDENT TO INITIAL CLOSING
ARTICLE V AFFIRMATIVE COVENANTS
ARTICLE VI NEGATIVE COVENANTS
ARTICLE VII EVENTS OF DEFAULT
ARTICLE VIII THE AGENT
ARTICLE IX MISCELLANEOUS